                                                                    EXHIBIT 4(i)



                                                                  Execution Copy



                         ANADARKO PETROLEUM CORPORATION

                                       TO

                          THE BANK OF NEW YORK, TRUSTEE



                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 13, 2001

      ZERO YIELD PUTTABLE CONTINGENT DEBT SECURITIES (ZYP-CODES(SM)) DUE 2021



                SUPPLEMENT TO INDENTURE DATED AS OF MARCH 9, 2001

                                TABLE OF CONTENTS


ARTICLE I AMENDMENTS TO THE INDENTURE.............................................................................2

   SECTION 101       AMENDMENTS APPLICABLE ONLY TO ZYP-CODES......................................................2
   SECTION 102       DEFINITIONS..................................................................................2
   SECTION 103       DEFINITION OF OUTSTANDING....................................................................7
   SECTION 104       REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE..........................................7
   SECTION 105       MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.............................................7
   SECTION 106       CANCELLATION.................................................................................7
   SECTION 107       REDEMPTION...................................................................................7
   SECTION 108       DEFAULTS AND REMEDIES........................................................................8
   SECTION 109       COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE..............................9
   SECTION 110       UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST....................9
   SECTION 111       SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS...........................................9
   SECTION 112       SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDERS..............................................10
   SECTION 113       MAINTENANCE OF OFFICE OR AGENCY.............................................................10

ARTICLE II THE ZYP-CODES.........................................................................................10

   SECTION 201       DESIGNATION OF ZYP-CODES; ESTABLISHMENT OF FORM.............................................10
   SECTION 202       TRANSFER AND EXCHANGE.......................................................................12
   SECTION 203       AMOUNT LIMITED..............................................................................16
   SECTION 204       INTEREST....................................................................................16
   SECTION 205       NO SINKING FUND.............................................................................16
   SECTION 206       DISCHARGE OF INDENTURE; DEFEASANCE..........................................................17
   SECTION 207       OTHER TERMS OF ZYP-CODES....................................................................17
   SECTION 208       TAX TREATMENT OF ZYP-CODES..................................................................17
   SECTION 209       REGULATION S TEMPORARY GLOBAL SECURITY LEGEND...............................................17
   SECTION 210       RANKING.....................................................................................17

ARTICLE III CONVERSION OF ZYP-CODES..............................................................................17

   SECTION 301       CONVERSION PRIVILEGE........................................................................17
   SECTION 302       CONVERSION PROCEDURE; CONVERSION PRICE; FRACTIONAL SHARES...................................17
   SECTION 303       ADJUSTMENT OF CONVERSION PRICE FOR COMMON STOCK.............................................18
   SECTION 304       CONSOLIDATION OR MERGER OF THE COMPANY......................................................25
   SECTION 305       NOTICE OF ADJUSTMENT........................................................................26
   SECTION 306       NOTICE IN CERTAIN EVENTS....................................................................26
   SECTION 307       COMPANY TO RESERVE STOCK: REGISTRATION; LISTING.............................................27
   SECTION 308       TAXES ON CONVERSION.........................................................................27
   SECTION 309       CONVERSION AFTER RECORD DATE................................................................27
   SECTION 310       COMPANY DETERMINATION FINAL.................................................................28
   SECTION 311       RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.........................................28
   SECTION 312       UNCONDITIONAL RIGHT OF HOLDERS TO CONVERT...................................................28

ARTICLE IV REDEMPTION OF ZYP-CODES...............................................................................28

   SECTION 401       OPTIONAL REDEMPTION BY THE COMPANY..........................................................28
   SECTION 402       PARTIAL REDEMPTION..........................................................................28
   SECTION 403       APPLICABILITY OF ARTICLE....................................................................28

ARTICLE V REPURCHASE OF ZYP-CODES AT THE OPTION OF HOLDERS.......................................................29

   SECTION 501       REPURCHASE RIGHTS...........................................................................29
   SECTION 502       NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT; ETC.........................................29
   SECTION 503       THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF REPURCHASE PRICE..........................32
   SECTION 504       PURCHASE WITH CASH..........................................................................32
   SECTION 505       PAYMENT BY ISSUANCE OF COMMON STOCK.........................................................33




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
   SECTION 506       COVENANTS OF THE COMPANY....................................................................34
   SECTION 507       PROCEDURE UPON REPURCHASE...................................................................34
   SECTION 508       COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF ZYP-CODES........................35
   SECTION 509       REPAYMENT TO THE COMPANY....................................................................35

ARTICLE VI MISCELLANEOUS.........................................................................................35

   SECTION 601       EFFECTIVE DATE..............................................................................35
   SECTION 602       INTEGRAL PART...............................................................................35
   SECTION 603       GENERAL DEFINITIONS.........................................................................35
   SECTION 604       ADOPTION, RATIFICATION AND CONFIRMATION.....................................................35
   SECTION 605       TRUST INDENTURE ACT CONTROLS................................................................35
   SECTION 606       GOVERNING LAW...............................................................................35
   SECTION 607       SEVERABILITY................................................................................36
   SECTION 608       COUNTERPART ORIGINALS.......................................................................36
   SECTION 609       SUCCESSORS..................................................................................36
   SECTION 610       TABLE OF CONTENTS, HEADINGS, ETC............................................................36
   SECTION 611       BENEFIT OF SUPPLEMENTAL INDENTURE...........................................................36
   SECTION 612       ACCEPTANCE BY TRUSTEE.......................................................................36

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 13, 2001 (this "Supplemental Indenture"), is by and between ANADARKO PETROLEUM CORPORATION, a Delaware corporation (hereinafter called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 9, 2001 (the "Original Indenture," and as amended and supplemented by this First Supplemental Indenture, the "Indenture") providing for the issuance from time to time of one or more series of the Company's Securities; and

         WHEREAS, Section 901(7) of the Original Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series; and

         WHEREAS, Sections 901(2) and 901(3) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities; and

         WHEREAS, Section 901(9) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to make provisions with respect to matters or questions arising under the Indenture, provided that such provisions do not adversely affect the interests of the Holders of Outstanding Securities in any material respect; and

         WHEREAS, Sections 201 and 301 of the Original Indenture provide that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Original Indenture; and

         WHEREAS, the Company desires to issue Zero Yield Puttable Contingent Debt Securities (ZYP-CODES(SM)) due 2021 (the "ZYP-CODES") as a new series of Securities under the Original Indenture and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture to modify the Original Indenture with respect to the ZYP-CODES and provide certain additional provisions with respect to the ZYP-CODES as hereinafter described;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Supplemental Indenture to supplement and amend in certain respects the Original Indenture insofar as it will apply only to the ZYP-CODES (and not to any other series) in certain respects;

         WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a Board Resolution; and

         WHEREAS, all things necessary have been done to make the ZYP-CODES, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises provided herein, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the ZYP-CODES (as hereinafter defined), as follows:

                                   ARTICLE I
                           AMENDMENTS TO THE INDENTURE

Section 101 Amendments Applicable Only to ZYP-CODES. The amendments contained herein shall apply to the ZYP-CODES only and not to any other series of Security issued under the Original Indenture and any covenants provided herein are expressly being included solely for the benefit of the ZYP-CODES and not for the benefit of any other series of Securities issued under the Original Indenture. The amendments contained herein shall be effective for so long as any ZYP-CODES remain Outstanding. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Supplemental Indenture, the Original Indenture shall remain in full force and effect.

Section 102 Definitions. Section 101 of the Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

         "Agent Members" has the meaning specified in Section 201(b) hereof.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, Euroclear and CEDEL that are applicable to such transfer or exchange.

         "CEDEL" means Cedel Bank, societe anonyme.

         "Certificated Security" means a Security that is in substantially the form attached hereto as Annex A and that does not include the information or the schedule called for by footnotes 1, 4 and 5 thereof.

         "Change of Control" means the occurrence of any of the following:

         (i) the acquisition by any Person, including any syndicate or group (as such term is defined in Section 13(d)(3) of the Exchange Act) deemed to be a Person, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Company's capital stock entitling that Person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in the election of directors, other than any acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans;

         (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

         (iii) any consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another Person, other than, in each case, any such transaction (x) (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (B) pursuant to which holders of outstanding capital stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the outstanding capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction or (y) solely for the purpose of changing the Company's jurisdiction of incorporation and that results in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company solely into shares of common stock of the surviving corporation (other than cash in lieu of fractional shares);

provided, however, that a Change of Control shall not be deemed to have occurred if (I) the Trading Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control described in clause (i) of this definition, or the period of 10 consecutive Trading Days ending immediately prior to the Change of Control, in the case of a Change of Control described in clause (ii) of this definition, equals or exceeds 110% of the Conversion Price in effect on each such Trading Day, or (II) at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a U.S. national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the ZYP-CODES become convertible into such shares of common stock (and any shareholder rights attached thereto). As used in this definition, the term "beneficial ownership" shall have the same meaning as such term has in Rule 13d-3 of the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, (except that any of the referenced Persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and the term "Person" shall include any syndicate or group which would be deemed to be a "person" under
Section 13(d)(3) of the Exchange Act.

         "Change of Control Company Notice" has the meaning specified in Section 502(a) hereof.

         "Change of Control Repurchase Date" has the meaning specified in
Section 501(b) hereof.

         "Change of Control Repurchase Price" has the meaning specified in
Section 501(b) hereof.

         "Change of Control Repurchase Right" has the meaning specified in
Section 501(b) hereof.

         "Common Stock" means the class of common stock, par value $0.10 per share, of the Company authorized at the date of this Supplemental Indenture or any other class of capital stock of the Company resulting from successive changes or reclassifications of such common stock, or any class of capital stock of another Person into which such common stock shall be reclassified or changed; provided, however, that if there shall be more than one resulting class of stock, the shares of each resulting class then so issuable shall be substantially in the proportion which the total number of shares of such class bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" has the meaning specified in the recitals.

         "Company Notice" has the meaning specified in Section 502(a) hereof.

         "Company Notice Date" has the meaning set forth in Section 504 hereof.

         "Contingent Debt Regulations" has the meaning specified in Section 208 hereof.

         "Contingent Interest" has the meaning specified in Section 204(b) hereof.

         "Continuing Director," as of any date, means any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Supplemental Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Conversion Agent" means any Person authorized by the Company to receive ZYP-CODES for conversion into Common Stock on behalf of the Company. The Company initially authorizes the Trustee to act as Conversion Agent for the ZYP-CODES on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to the ZYP-CODES.

         "Conversion Price" means the price per share of Common Stock at which the ZYP-CODES are convertible, which shall initially be $100.72, as such price may be adjusted from time to time in accordance with Article III hereof.

         "Conversion Rate" means the number of shares of Common Stock into which each $1,000 principal amount of ZYP-CODES is convertible.

         "Conversion Value," with respect to any date, means the Trading Price of the Common Stock on such date, multiplied by the Conversion Rate then in effect.

         "Current Market Price" has the meaning specified in Section 303(g) hereof.

         "Depositary" has the meaning specified in Section 201(a) hereof.

         "Discounted Market Price" has the meaning set forth in Section 505 hereof.

         "DTC" has the meaning specified in Section 201(a) hereof.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Excess Amount" has the meaning set forth in Section 303(f) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Expiration Time" has the meaning specified in Section 303(f) hereof.

         "Fair Market Value," for purposes of Section 303, has the meaning specified in Section 303(g) hereof.

         "Global Security" means a permanent Global Security that (i) is in substantially the form attached hereto as Annex A-1 or A-2, (ii) with respect to the form attached as Annex A-1, that includes the information and schedule called for by footnotes 1, 4 and 5 thereof and (iii) which is deposited with the Depositary or the Security Custodian and registered in the name of the Depositary or its nominee.

         "Indenture" has the meaning specified in the recitals.

         "Initial Purchaser" has the meaning specified in Section 201(a) hereof.

         "Lehman" means Lehman Brothers Inc.

         "Liquidated Damages" has the meaning set forth in Section 3(a) of the Registration Rights Agreement. "Market Price" has the meaning set forth in
Section 502 hereof.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Optional Repurchase Company Notice" has the meaning specified in
Section 502(a) hereof.

         "Optional Repurchase Price" has the meaning specified in Section 501(a) hereof.

         "Optional Repurchase Right" has the meaning specified in Section 501(a) hereof.

         "Original Indenture" has the meaning specified in the recitals.

         "Participant" means, with respect to DTC, Euroclear or CEDEL, a Person who has an account with DTC, Euroclear or CEDEL, respectively (and, with respect to DTC, shall include Euroclear and CEDEL).

         "Principal Amount" means $1,000 per ZYP-CODES.

         "Purchase Agreement" means the Purchase Agreement, dated as of March 8, 2001, between the Company and Lehman.




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

         "QIB" has the meaning specified in Section 201(a) hereof.

         "Record Date" has the meaning specified in Section 303(g) hereof.

         "Reference Period" has the meaning specified in Section 303(d) hereof.

         "Registration Rights Agreement" means the Resale Registration Rights Agreement, dated as of March 13, 2001, between the Company and Lehman.

         "Regulation S" means Regulation S of the rules and regulations promulgated under the Securities Act or any successor to such Regulation.

         "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

         "Regulation S Permanent Global Security" means a permanent Global Security in the form of Annex A-1 hereto that shall include the legend called for by footnote 2 to Annex A-1 hereto and shall be deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding Principal Amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

         "Regulation S Temporary Global Security" means a temporary Global Security in the form of Annex A-2 hereto that shall include the legend called for by footnote 2 to Annex A-1 hereto and shall be deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding Principal Amount of the ZYP-CODES initially sold in reliance on Rule 903 of Regulation S.

         "Repurchase Date" has the meaning specified in Section 501(b) hereof.

         "Repurchase Notice" has the meaning specified in Section 502(b) hereof.

         "Repurchase Price" has the meaning specified in Section 501(b) hereof.

         "Repurchase Right" has the meaning specified in Section 501(b) hereof.

         "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

         "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

         "Restricted Period" means the 40-day distribution compliance period as set forth in Regulation S.

         "Rights Agreement" means the Rights Agreement, dated as of October 29, 1998, between the Company and The Chase Manhattan Bank, as rights agent, as amended by Amendment No. 1 thereto, dated as of April 2, 2000, between the Company and Chase Mellon Shareholder Services L.L.C. (successor to The Chase Manhattan Bank), as rights agent, as same may be amended, modified or restated while any of the ZYP-CODES remain outstanding.

         "Rule 144" means Rule 144 of the rules and regulations promulgated under the Securities Act or any successor to such Rule.

         "Rule 144A" means Rule 144A of the rules and regulations promulgated under the Securities Act or any successor to such Rule.

         "Sale Price" has the meaning set forth in Section 505 hereof.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Security Registrar" has the meaning specified in Section 202(b) hereof.

         "Spin-Off" has the meaning specified in Section 303(d) hereof.

         "Supplemental Indenture" has the meaning specified in the recitals.

         "Trading Day" means:

         (i) if the applicable security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business;

         (ii) if that security is not listed on the New York Stock Exchange, a day on which trades may be made on the Nasdaq National Market;

         (iii) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business; or

         (iv) if that security is not so listed on a U.S. securities exchange or quoted on the Nasdaq National Market, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Trading Price" of a security on any date of determination means:

         (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on that date;

         (ii) if such security is not so listed on the New York Stock Exchange, the closing sale price as reported on that date in the composite transactions for the principal U.S. securities exchange on which such security is listed;

         (iii) if such security is not listed on the New York Stock Exchange or any other U.S. national or regional securities exchange on that date, the closing sale price as reported on that date by the Nasdaq National Market;

         (iv) if such security is not so listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market on that date, the last price quoted by Interactive Data Corporation for that security on that date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

         (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on that date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose;

         (vi) if such security is not so quoted, the average of the last bid and ask prices for such security on that date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose; or

         (vii) in the case of the ZYP-CODES, if no such bid and ask prices are available, the Conversion Value of the ZYP-CODES on that date.

         "Transfer Certificate" has the meaning specified in Section 202(e)(1) hereof.

         "Transfer Restricted Security" has the meaning specified in Section 202(e)(1) hereof.

         "Trigger Event" has the meaning specified in Section 303(d).

         "Trustee" has the meaning specified in the recitals.

         "Unrestricted Certificated Security" means a Certificated Security which is not a Transfer Restricted Security.

         "Unrestricted Global Security" means a Global Security which is not a Transfer Restricted Security.

         "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

         "ZYP-CODES" has the meaning specified in the recitals.

Section 103 Definition of Outstanding. The Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by (a) deleting "and" at the end of clause (iii) of the definition of the term "Outstanding" in Section 101 of the Original Indenture, (b) inserting "and" at the end of clause (iv) of the definition of the term "Outstanding" in Section 101 of the Original Indenture and (c) inserting the following as clause (v) of the definition of the term "Outstanding" in Section 101 of the Original
Indenture:

         (v) ZYP-CODES that have been converted into Common Stock in accordance with Article III hereof.

Section 104 Registration, Registration of Transfer and Exchange. The Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by replacing the seventh paragraph of Section 305 of the Original Indenture with the following paragraph:

         The Company shall not be required (i) to issue, register the transfer of or exchange the ZYP-CODES during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of ZYP-CODES selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any ZYP-CODES so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange or register a transfer of any ZYP-CODES or portions thereof in respect of which a Change of Control Company Notice or Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a ZYP-CODES in part, the portion not to be purchased or which has been surrendered for conversion).

Section 105 Mutilated, Destroyed, Lost and Stolen Securities. The Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by replacing the third paragraph of Section 306 of the Original Indenture with the following paragraph:

         If any such mutilated, destroyed, lost or stolen Security constitutes a ZYP-CODES that has or shall within 15 Business Days become due and payable, or shall within 15 Business Days be purchased by the Company on a Repurchase Date pursuant to Article V or purchased by the Company upon a Change of Control pursuant to Article V, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Section 106 Cancellation. The Original Indenture is hereby amended, subject to
Section 101 hereof and with respect to the ZYP-CODES only, by inserting "conversion," after "redemption," in the first sentence of Section 309 of the Original Indenture.

Section 107 Redemption.

         (a) Section 1104 of the Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by deleting the period at the end of clause (6) of such second paragraph and inserting ", and" in its place and inserting the following as clause (7) of such second paragraph:

         (7) the Conversion Rate, the last date on which ZYP-CODES may be surrendered for conversion prior to redemption and the place where ZYP-CODES may be surrendered for conversion.



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

         (b) Article ELEVEN of the Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by inserting the following as Section 1108:

                  Section 1108 Conversion Arrangement on Call for Redemption. In connection with ZYP-CODES, the Company may arrange for the purchase and conversion of any ZYP-CODES called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such ZYP-CODES by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m., New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such ZYP-CODES, is not less than the Redemption Price of such ZYP-CODES. Notwithstanding anything to the contrary contained in this Article ELEVEN, the obligation of the Company to pay the Redemption Price of such ZYP-CODES, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this
         Section 1108 shall relieve the Company of its obligations to pay the Redemption Price on ZYP-CODES called for redemption. If such an agreement is entered into, any ZYP-CODES called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article ELEVEN) surrendered by such purchasers for conversion, all as of 11:00 a.m., New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose ZYP-CODES are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of ZYP-CODES. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any ZYP-CODES shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any ZYP-CODES between the Company and such purchasers, including, without limitation, the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

Section 108 Defaults and Remedies.

         (a) Section 501 of the Original Indenture is hereby amended, subject to
Section 101 hereof and with respect to the ZYP-CODES only, by deleting subsections (1), (2), and (4) and inserting instead the following as new subsections(1), (2) and (4) thereof:

                  (1) default in the payment of any Contingent Interest or Liquidated Damages upon any ZYP-CODES, when it becomes due and payable, and the continuance of any such default for a period of 30 days; or

                  (2) default in the payment of the Principal Amount, the Redemption Price, the Repurchase Price or the Change of Control Repurchase Price of any ZYP-CODES when the same becomes due and payable; or

                  (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than the ZYP-CODES), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding ZYP-CODES a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (b) Section 501 of the Original Indenture is hereby amended, subject to
Section 101 hereof and with respect to the ZYP-CODES only, by (i) renumbering clause (8) of Section 501 as clause (9) and (ii) inserting the following as new clause (8) of such Section 501:

                  (8) The Company fails to convert any portion of the Principal Amount of a ZYP-CODES following the exercise by the Holder of such ZYP-CODES of the right to convert such ZYP-CODES into Common Stock pursuant to and in accordance with Article III hereof;

Section 109 Collection of Indebtedness and Suits for Enforcement by Trustee.
Section 503 of the Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by deleting subsections (1) and
(2) of the first paragraph, and inserting instead the following as new subsections (1) and (2) thereof:

         (1) default is made in the payment of any Contingent Interest or Liquidated Damages upon any ZYP-CODES, when it becomes due and payable, and the continuance of any such default for a period of 30 days, or

         (2) default is made in the payment of the Principal Amount, the Redemption Price, the Repurchase Price or the Change of Control Repurchase Price of any ZYP-CODES when the same becomes due and payable,

Section 110 Unconditional Right of Holders to Receive Principal, Premium and Interest. Section 508 of the Original Indenture is hereby amended, subject to
Section 101 hereof and with respect to the ZYP-CODES only, by replacing that Section with the following:

         SECTION 508 Rights of Holders to Receive Payment.

         Notwithstanding any other provision in this Indenture, the right of any Holder of ZYP-CODES to receive payment of the principal of and (subject to Section 307) interest on such ZYP-CODES on or after the respective due dates expressed in such ZYP-CODES (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a Change of Control, to receive the Change of Control Repurchase Price on the Change of Control Repurchase Date or, in the case of a repurchase, the Optional Repurchase Price on the relevant Repurchase Date), or to institute suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired without the consent of the Holder.

Section 111 Supplemental Indentures Without Consent of Holders. Section 901 of the Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by deleting the text of clause (7) of Section 901 and replacing it with the word "RESERVED," by deleting clauses (9) and (10) of
Section 901 and by inserting the following paragraphs as clauses (9), (10) and
(11) of Section 901:

                  (9) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which in the good faith judgment of the Board of Directors and the Trustee shall not adversely affect the interests of the Holders of the ZYP-CODES in any material respect; or

                  (10) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute subsequently enacted, and to add to this Indenture such other provisions as may be expressly required under the Trust Indenture Act, provided that such modification, elimination or addition does not in the good faith judgment of the

                  Board of Directors and the Trustee adversely affect the interests of the Holders in any material respect; or

                  (11) to make provision with respect to the registration under the Securities Act of the ZYP-CODES and the Common Stock issued upon conversion of the ZYP-CODES.

Section 112 Supplemental Indenture With Consent of Holders. Section 902 of the Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by deleting "or" at the end of clause (2) of
Section 902, by deleting the period and inserting "; or" at the end of clause
(3) of Section 902 and by inserting the following as clauses (4) and (5) of
Section 902:

                  (4) impair or adversely affect the right to convert any ZYP-CODES as provided in Article III, or impair or adversely affect the right of a Holder of ZYP-CODES to receive the applicable Redemption Price set forth in Section 401 hereof or the Repurchase Price pursuant to Section 501 hereof; or

                  (5) alter the manner of calculation or rate of accrual of any Contingent Interest on any ZYP-CODES.

Section 113 Maintenance of Office or Agency. The Original Indenture is hereby amended, subject to Section 101 hereof and with respect to the ZYP-CODES only, by inserting "conversion or repurchase" after "payment" in the first sentence of
Section 1002 of the Original Indenture.

                                   ARTICLE II
                                  THE ZYP-CODES

Section 201 Designation of ZYP-CODES; Establishment of Form. There shall be a series of Securities designated "Zero Yield Puttable Contingent Debt Securities (ZYP-CODES(SM)) due 2021" (the "ZYP-CODES") of the Company, and the form thereof shall be substantially as set forth in Annex A-1 or A-2 hereto, which is incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such ZYP-CODES, as evidenced by their execution of the ZYP-CODES. The Stated Maturity of the ZYP-CODES shall be March 13, 2021.

         ZYP-CODES offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the nominee of the Depository for credit to the accounts of designated agents holding on behalf of Euroclear or CEDEL, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and CEDEL certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Restricted Global Security bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof), and (ii) an Officers' Certificate from the Company certifying to the effect that the Restricted Period applicable to the Regulation S Temporary Global Security has expired. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in one or more Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of CEDEL shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by members of, or Participants in, DTC through Euroclear or CEDEL.

         (a) Restricted Global Securities. All of the ZYP-CODES are initially being offered and sold to Lehman, as initial purchaser ("Initial Purchaser") pursuant to the Purchase Agreement, and offered and sold by Lehman to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act or to Non-U.S. Persons pursuant to Regulation S and shall be issued initially in the form of one or more Restricted Global Securities or, in the case of sales pursuant to Regulation S, a Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the ZYP-CODES represented thereby with the Trustee, at its Corporate Trust Office, as Security Custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures. Until sold pursuant to Rule 144, pursuant to an effective registration statement under the Securities Act or pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act, the Company agrees that if it is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to all Holders of the Securities and prospective purchasers of same, promptly upon their request, the information required to be delivered pursuant to Rule 144(d)(4) of the rules and regulations promulgated under the Securities Act.

         (b) Global Securities in General. Each Global Security shall represent such of the outstanding ZYP-CODES as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding ZYP-CODES from time to time endorsed thereon and that the aggregate amount of outstanding ZYP-CODES represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such ZYP-CODES. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of Outstanding ZYP-CODES represented thereby shall be made by the Security Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any ZYP-CODES.

         (c) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 202(a)(1) hereof.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Trustee to act as Paying Agent, Security Registrar and Conversion Agent with respect to the ZYP-CODES.

Section 202 Transfer and Exchange.

         (a) Transfer and Exchange of Global Securities.

                  (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Certificated Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903 under the Securities Act or an Opinion of Counsel to the effect that such certificates are not required pursuant to Rule 903. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate Principal Amount equal to the Principal Amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

                  (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 202(a)(1) hereof, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (b) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to an office or agency of the Company maintained pursuant to Section 1002 of the Original Indenture for such purpose (a "Security Registrar") with a request:

                  (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                  (2) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

         such Security Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  (3) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of
         Section 305 of the Original Indenture; and

                  (4) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Restricted Certificated Security is being
                  delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate required pursuant to Section 202(e)(1) hereof); or

                           (B) if such Restricted Certificated Security is being
                  transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder and the transferee (in substantially the form set forth in the Transfer Certificate); or

                           (C) if such Restricted Certificated Security is being
                  transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder or (iii) pursuant to an exemption from the registration requirements of the Securities Act to a non-U.S. person in an offshore transaction under Regulation S, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate), and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Security Registrar to the effect that such transfer is in compliance with the Securities Act.

         (c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security; provided, however, that prior to the expiration of the Restricted Period transfer of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser); and, provided further, that in no event shall Certificated Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon receipt by the Trustee of written instructions or such other form of instructions and the following additional information and documents, in each case in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                  (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this sub-clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Security Registrar and Security Custodian, shall reduce or cause to be reduced the aggregate Principal Amount of the Restricted Global Security by the appropriate Principal Amount and shall increase or cause to be increased the aggregate Principal Amount of the Unrestricted Global Security by a like Principal Amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

         (d) Transfers of Certificated Securities for Beneficial Interest in Global Securities. If Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 202(a)(1) hereof which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth herein and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Security Registrar with a request:

                  (1) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  (2) to exchange such Certificated Securities for an equal Principal Amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Security Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Security Custodian to cause, the aggregate Principal Amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                  (3) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of
         Section 305 of the Original Indenture;

                  (4) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Restricted Certificated Security is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                           (B) if such Restricted Certificated Security is being
                  transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder, and, if the Company or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

                  (5) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a (i) Restricted Global Security or (ii) a Regulation S Global Security, such request shall be accompanied by a certification from such Holder and, in the case of clause (i), the transferee (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to (i) a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or (ii) a non-U.S. person in an offshore transaction under Regulation S; and

                  (6) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

         (e) Legends.

                  (1) Except as permitted by the following paragraphs (2) and
         (3) of this Section 202(e), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof and any Common Stock issuable upon conversion thereof) shall bear a legend in substantially the form called for by footnote 2 to Annex A-1 and A-2 hereto (each a "Transfer Restricted Security") for so long as such Security or Common Stock issuable upon conversion thereof is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 6 to Annex A-1 and A-2 hereto.

                  (2) Upon any sale or transfer of a Transfer Restricted Security (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                           (A) in the case of any Restricted Certificated
                  Security, any Security Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 102(d) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 202; and

                           (B) in the case of any beneficial interest in a
                  Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of
                  Section 202(a)(2) hereof; and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 202.

                  (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) of this
         Section 202(e) above, the Company shall execute and the Trustee shall authenticate and deliver Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

                  (4) The Company shall inform the Trustee of the effective date of any registration statement registering the resale of ZYP-CODES under the Securities Act. Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission and to cause it to become effective to register the resale by Holders of Transfer Restricted Securities, provided such Holders duly complete the Selling Securityholder Notice and Questionnaire, the form of which is attached as Annex B hereto. Upon the request of any Holder, the Trustee shall furnish such Holder with a copy of such Annex B for use by such Holder.

         (f) Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be canceled in accordance with Section 309 of the Original Indenture.

         (g) Notwithstanding anything in this Section 202 to the contrary, a beneficial interest in the Regulation S Temporary Global Security may not be (1) exchanged for a Certificated Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (2) transferred to a Person who takes delivery thereof in the form of a Certificated Security prior to expiration of the Restricted Period or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904 of Regulation S.

Section 203 Amount Limited. The aggregate principal amount of ZYP-CODES which may be authenticated and delivered under this Supplemental Indenture shall be limited to $650,000,000 in aggregate Principal Amount. The Company may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, execute and deliver the ZYP-CODES to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said ZYP-CODES upon a Company Order and delivery of an Officers' Certificate as contemplated by
Section 301 of the Original Indenture.

Section 204 Interest.

         (a) Except as set forth in this Section 204, the ZYP-CODES shall not bear interest. Liquidated Damages with respect to the ZYP-CODES shall accrue and be payable in accordance with the provisions and in the amounts set forth in the
Section 3 of the Registration Rights Agreement. If any Liquidated Damages or Contingent Interest becomes payable on the ZYP-CODES, the Interest Payment Dates for the ZYP-CODES shall be March 1 and September 1 of each year, commencing September 1, 2001, with interest payable in Dollars to Holders in whose names the ZYP-CODES are registered at the close of business on the preceding February 15 and August 15, respectively, of each year (or, if such date is not a Business Day, at the close of business on the immediately succeeding Business Day).

         (b) In addition, interest (the "Contingent Interest") will accrue on each ZYP-CODES during any six-month period from March 1 to August 31 and from September 1 to February 28 or February 29, as appropriate, commencing with the six-month period beginning on September 1, 2001, if the average of the Trading Prices of a ZYP-CODES for the five Trading Days ending on the second Business Day (or, if the second Business Day is not a Trading Day, the last Trading Day) prior to the first day of the applicable six-month period equals or exceeds 120% of the Principal Amount of such ZYP-CODES. The rate of Contingent Interest, if any, payable pursuant to this Section 204(b) in respect of any six-month period shall be equal to the greater of (i) a per annum rate equal to 5.0% of the Company's estimated per annum borrowing rate for senior non-convertible, fixed rate Indebtedness with a Stated Maturity comparable to the ZYP-CODES and (ii) 0.33% per annum. Contingent Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will determine its estimated per annum borrowing rate for senior non-convertible, fixed rate Indebtedness with a Maturity comparable to the ZYP-CODES on such basis as it, in good faith, considers appropriate. Any such Contingent Interest shall be determined by the Company and set forth in an Officers' Certificate delivered to the Trustee. Contingent Interest, if any, shall be payable on the Interest Payment Dates as specified in Section 204(a) above. Upon determination that Holders of the ZYP-CODES are entitled to receive Contingent Interest pursuant to this paragraph, which may become payable during any relevant six-month period, on or prior to the first day of such six-month period, the Company shall publicly announce such determination and publish it on the Company's Worldwide Web site.

         (c) Principal of and Liquidated Damages, if any, and Contingent Interest, if any, on ZYP-CODES evidenced by a Global Security shall be payable to the Depositary in immediately available funds. Principal on definitive ZYP-CODES shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Liquidated Damages, if any, and Contingent Interest, if any, on definitive ZYP-CODES will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) upon application to the Security Registrar not later than the relevant Regular Record Date by a Holder of an aggregate principal amount of ZYP-CODES in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Securities Registrar to the contrary.

Section 205 No Sinking Fund. No sinking fund will be provided with respect to the ZYP-CODES.

Section 206 Discharge of Indenture; Defeasance. The ZYP-CODES shall not be subject to the provisions of Section 401(1)(B)(ii) and (iii) or Article Thirteen of the Original Indenture. In addition to the deposit of sufficient funds with the Trustee, the Company may satisfy and discharge its obligations under the Indenture with respect to the ZYP-CODES by depositing with the Paying Agent or the Conversion Agent, if applicable, after the ZYP-CODES have become due and payable at any redemption date, purchase date, change in control purchase date or upon conversion, cash and shares of Common Stock sufficient to pay all of the outstanding ZYP-CODES.

Section 207 Other Terms of ZYP-CODES. The other terms of the ZYP-CODES shall be as expressly set forth in Articles III through VI hereof and Annex A hereto.

Section 208 Tax Treatment of ZYP-CODES. The Company agrees, and by acceptance of a beneficial ownership interest in the ZYP-CODES each beneficial holder of ZYP-CODES will be deemed to have agreed, for United States federal income tax purposes (i) to treat the ZYP-CODES as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Debt Regulations") and, for purposes of the Contingent Debt Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the ZYP-CODES as a contingent payment and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Debt Regulations, with respect to the ZYP-CODES. For purposes of the foregoing, the Company's determination of the "comparable yield" is 6.98% per annum, compounded semi-annually, and the Company's determination of the "projected payment schedule" is as set forth in Exhibit A attached hereto. A Holder of ZYP-CODES may also obtain the comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: Anadarko Petroleum Corporation, 17001 North Chase Drive, Houston, Texas 77063, Attention: Treasurer or Assistant Treasurer.

Section 209 Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the form set forth in the first paragraph of Annex A-2.

Section 210 Ranking. The ZYP-CODES shall be general, unsecured, unsubordinated obligations of the Company.

                                  ARTICLE III
                             CONVERSION OF ZYP-CODES

Section 301 Conversion Privilege.

         (a) Subject to and upon compliance with the provisions of this Article III, a Holder of a ZYP-CODES shall have the right, at such Holder's option at any time prior to the close of business on the second Business Day preceding the date, if any, fixed for redemption, repurchase or Stated Maturity of such ZYP-CODES, to convert all or any portion (if the Principal Amount of such portion to be converted is $1,000 or an integral multiple of $1,000) of the Principal Amount of such ZYP-CODES into shares of Common Stock at the Conversion Price in effect on the date of conversion.

         (b) A ZYP-CODES in respect of which a Holder has delivered a Repurchase Notice or Change of Control Company Notice exercising the option of such Holder to require the Company to repurchase such ZYP-CODES, may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Indenture. A Holder of ZYP-CODES is not entitled to any rights of a holder of Common Stock until such Holder has converted its ZYP-CODES into Common Stock, and only to the extent such ZYP-CODES are deemed to have been converted into Common Stock pursuant to this Article III.

Section 302 Conversion Procedure; Conversion Price; Fractional Shares.

         (a) Each ZYP-CODES shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The ZYP-CODES will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted ZYP-CODES, except as described in Section 309 hereof. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of ZYP-CODES, but instead shall, subject to Section 303(h) hereof, make a cash payment

(calculated to the nearest cent) equal to such fraction multiplied by the Trading Price of the Common Stock on the last Trading Day prior to the date of conversion.

         (b) Before any Holder of a ZYP-CODES shall be entitled to convert the same into Common Stock, such Holder shall, in the case of ZYP-CODES evidenced by a Global Security, comply with the procedures of the Depositary in effect at that time, and in the case of ZYP-CODES evidenced by a Certificated Security, surrender such ZYP-CODES, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the Principal Amount of ZYP-CODES to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

         Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest (including Liquidated Damages, if any, and Contingent Interest, if any) on the ZYP-CODES, as provided in Section 309 hereof, and all taxes or duties, if any, as provided in Section 308 hereof.

         If more than one ZYP-CODES shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the ZYP-CODES (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a ZYP-CODES, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together, subject to the last sentence of Section 302(a) hereof, with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or Security Register, as the case may be.

         (c) A ZYP-CODES shall be deemed to have been converted as of the close of business on the date of the surrender of such ZYP-CODES for conversion as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

         (d) In case any ZYP-CODES shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the ZYP-CODES so surrendered, without charge to such Holder (subject to the provisions of Section 308 hereof), a new ZYP-CODES or ZYP-CODES in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered ZYP-CODES.

Section 303 Adjustment of Conversion Price for Common Stock. The Conversion Price shall be adjusted from time to time as follows:

         (a) If the Company shall, at any time or from time to time while any of the ZYP-CODES are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                  (1) of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

                  (2) of which the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

         Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this

Section 303(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) If the Company shall, at any time or from time to time while any of the ZYP-CODES are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, if the Company shall, at any time or from time to time while any of the ZYP-CODES are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

         Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) If the Company shall, at any time or from time to time while any of the ZYP-CODES are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 303(d) hereof) to all holders of its shares of Common Stock entitling them (for a period expiring within 60 days after the Record Date for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such date of announcement by a fraction:

                  (1) of which the numerator shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price of the Common Stock; and

                  (2) of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

         Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

         (d) If the Company shall, at any time or from time to time while any of the ZYP-CODES are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), cash, shares of its capital stock (other than any dividends or distributions to which Section 303(a) hereof applies), evidences of its Indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 303(c) hereof, (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 304 hereof applies and (iii) dividends and distributions paid exclusively in cash (such capital stock, evidence of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 303(d) called the "distributed assets"), then, in each such case, subject to the third, fourth and fifth succeeding paragraphs and the last paragraph of this Section 303(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (1) of which the numerator shall be the Current Market Price of the Common Stock, less the Fair Market Value (as determined by the Board of Directors) on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date)(determined as provided in Section 303(g) hereof) on such date; and

                  (2) of which the denominator shall be such Current Market
         Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 303(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 303(g) hereof to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

         If any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of Trading Prices of those securities for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. If, however, an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Trading Price for the Common Stock on the same Trading Day.

         If the Rights Agreement expires or is terminated and, while any of the ZYP-CODES remain Outstanding, the Company implements another shareholder rights plan, such rights plan shall provide, subject to customary exceptions and limitations, that in lieu of making an adjustment of the Conversion Price pursuant to this Section 303(d) in respect of rights distributed under such other shareholder rights plan, upon conversion of the ZYP-CODES the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for which an adjustment is to be made pursuant to this
Section 303(d).

         Rights or warrants distributed after the date of this Supplemental Indenture by the Company to all holders of its shares of Common Stock entitling such holders to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 303(d) (and no adjustment to the Conversion Price under this

Section 303(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 303(d):

              (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

              (2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

         For purposes of this Section 303(d) and Sections 303(a), 303(b) and 303(c) hereof, any dividend or distribution to which this Section 303(d) is applicable that also includes (i) shares of Common Stock, (ii) a subdivision or combination of shares of Common Stock to which Section 303(b) hereof applies or
(iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 303(c) hereof applies (or any combination thereof), shall be deemed instead to be:

              (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 303(a), 303(b) and 303(c) hereof apply, respectively (and any Conversion Price reduction required by this Section 303(d) with respect to such dividend or distribution shall then be made), immediately followed by

              (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 303(a), 303(b) and 303(c) hereof with respect to such dividend or distribution shall then be made), except:

                      (A) the Record Date of such dividend or distribution shall be substituted as (i) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 303(a) hereof,
                  (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 303(b) hereof, and (iii) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 303(c) hereof; and

                      (B) any shares of Common Stock included in such dividend
                  or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 303(a) hereof and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

         If any distribution referred to in this Section 303(d) in which (1) the Fair Market Value (as determined by the Board of Directors) of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the average of the Trading Prices of the Common

Stock over the 10 consecutive Trading Day period ending on the Record Date for such distribution or (2) the average of the Trading Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Record Date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a ZYP-CODES, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such ZYP-CODES immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

         (e) If the Company shall, at any time or from time to time while any of the ZYP-CODES are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 304 hereof applies or as part of a distribution referred to in Section 303(d) hereof), in an aggregate amount that, combined together with:

                  (1) the aggregate amount of any other such distributions to all holders of shares of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 303(e) has been made; and

                  (2) the aggregate amount of any cash, plus the Fair Market Value (as determined by the Board of Directors) of consideration payable in respect of any tender offer (other than an odd-lot tender offer) by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 303(f) hereof has been made;

         exceeds 10% of the product of the Current Market Price of the Common Stock on the Record Date with respect to such distribution, times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

                  (1) of which the numerator shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date; and

                  (2) of which the denominator shall be equal to the Current Market Price on such date.

         However, if the then Fair Market Value (as so determined) of the portion of cash and other securities, if any, so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a ZYP-CODES shall have the right to receive upon conversion of a ZYP-CODES (or any portion thereof) the amount of cash in excess of such 10% that such Holder would have received had such Holder converted such ZYP-CODES (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

         (f) If a tender offer (other than an odd-lot tender offer) made by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of shares tendered) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors) that combined together with:

                  (1) the aggregate amount of the cash, plus the Fair Market Value (as determined by the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers (other than an odd-lot tender offer), by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this
         Section 303(f) has been made; and

                  (2) the aggregate amount of any distributions to all holders of shares of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 303(e) hereof has been made;

         exceeds 10% of the product of the Current Market Price of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time (such excess, the "Excess Amount"), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                  (1) of which the numerator shall be the (x) the product of (i) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, less (y) the Excess Amount; and

                  (2) the denominator shall be the product of the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

         Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 303(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 303(f).

         (g) For purposes of this Section 303, the following terms shall have the meanings indicated:

                  "Current Market Price" on any date means the average of the daily Trading Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to such date; provided, however, that if:

                  (1) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 303(a), (b), (c), (d), (e) or (f) hereof occurs during such 10 consecutive Trading Days, the Trading Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                  (2) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 303(a), (b), (c), (d), (e) or
         (f) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                  (3) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Trading Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 303(d), (e) or (f) hereof) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

                  For purposes of any computation under Section 303(f) hereof, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 303(a), (b), (c), (d), (e) or (f) hereof occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

              (1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

              (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

              (3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

                  Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 303, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 303 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

                  "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (h) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Sections 303(a), (b),
(c), (d), (e) and (f) hereof, as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

         (i) To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Security Register, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

         (j) In any case in which this Section 303 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 305) issuing to the Holder of any ZYP-CODES converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (k) All calculations under this Section 303 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 303, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 303 shall be made successively whenever an event requiring such an adjustment occurs.

         (l) If, at any time, as a result of an adjustment made pursuant to this
Section 303, the Holder of any ZYP-CODES thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the ZYP-CODES originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such ZYP-CODES shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 303, and the provision of Sections 301 and 302 hereof and of Sections 304 through 309 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

         (m) No adjustment shall be made pursuant to this Section 303 (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the ZYP-CODES may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 303.

Section 304 Consolidation or Merger of the Company. If any of the following events occurs, namely:

              (1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

              (2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

              (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such ZYP-CODES shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such ZYP-CODES been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 304, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
III. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the ZYP-CODES as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article V hereof. Notwithstanding anything to the contrary in this Supplemental Indenture or in the Original Indenture, a supplemental indenture may be entered into in accordance with this Section 304 with the approval or consent of the Holders of ZYP-CODES.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 304 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

         If this Section 304 applies to any event or occurrence, Section 303 shall not apply.

Section 305 Notice of Adjustment. Whenever an adjustment in the Conversion Price with respect to the ZYP-CODES is required:

              (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

              (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 106 of the Original Indenture. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 306 Notice in Certain Events. In case:

              (1) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Company; or

              (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

              (3) of any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the ZYP-CODES in the manner provided in Section 106 of the Indenture, at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article III, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article III is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

         Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 306.

Section 307 Company To Reserve Stock: Registration; Listing.

         (a) The Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the ZYP-CODES, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all ZYP-CODES then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such ZYP-CODES would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the ZYP-CODES by delivery of purchased shares of Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of ZYP-CODES will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in
Section 308 hereof, taxes with respect to the issue thereof.

         (b) If any shares of Common Stock which would be issuable upon conversion of ZYP-CODES hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on the New York Stock Exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the ZYP-CODES, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the ZYP-CODES prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

Section 308 Taxes on Conversion. The issue of stock certificates on conversion of ZYP-CODES shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of ZYP-CODES pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the ZYP-CODES which are not so converted in a name other than that in which the ZYP-CODES so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Section 309 Conversion After Record Date. Except as provided below, if any ZYP-CODES are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such ZYP-CODES shall not be entitled to receive any interest that has accrued on such ZYP-CODES since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article III, accrued and unpaid interest, if any, on such ZYP-CODES will be deemed to have been paid in full.

         If any ZYP-CODES are surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except ZYP-CODES called for redemption on a Redemption Date between such Regular Record Date and Interest Payment Date), the Holder of such ZYP-CODES at the close of business on such Regular Record Date shall be entitled to receive the interest payable, if any, (including Liquidated Damages, if any, and Contingent Interest, if any) on such ZYP-CODES on such Interest Payment Date notwithstanding the conversion thereof. ZYP-CODES surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of ZYP-CODES which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the interest payable, if any, (including Liquidated Damages, if any, and Contingent Interest, if any) on such Interest Payment Date on the ZYP-CODES being surrendered for conversion. Except as provided in this Section 309, no adjustments in respect of payments of interest, if any, on ZYP-CODES surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any ZYP-CODES.

Section 310 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article III shall be conclusive if made in good faith and in accordance with the provisions of this
Article III, absent manifest error, and set forth in a Board Resolution.

Section 311 Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article III should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of ZYP-CODES. The Trustee shall not be responsible for any failure of the Company to comply with this Article III. Each Conversion Agent other than the Company shall have the same protection under this Section 311 as the Trustee.

         The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

Section 312 Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Supplemental Indenture, the Holder of any ZYP-CODES shall have the right, which is absolute and unconditional, to convert its ZYP-CODES in accordance with this Article III and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE IV
                             REDEMPTION OF ZYP-CODES

         Pursuant to Section 301(7) of the Original Indenture, so long as any of the ZYP-CODES are outstanding, the following provisions shall be applicable to the ZYP-CODES:

Section 401 Optional Redemption By the Company. At any time on or after March 13, 2006, and prior to their Stated Maturity, the ZYP-CODES may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in
Section 1104 of the Indenture (except that such notice shall be given to Holders of ZYP-CODES not less than 30 nor more than 60 days prior to the Redemption
Date), at a Redemption Price equal to the principal amount of such ZYP-CODES, plus any accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, thereon to the Redemption Date.

Section 402 Partial Redemption. Notwithstanding Section 1103 of the Original Indenture, if less than all of the Outstanding ZYP-CODES are to be redeemed, the Trustee shall select the particular ZYP-CODES to be redeemed on a pro rata basis in Principal Amounts of $1,000 or integral multiples thereof. If a portion of a Holder's ZYP-CODES is selected for a partial redemption and, prior to the close of business on the second Business Day preceding the applicable Redemption Date therefor, such Holder elects to convert a portion of such Holder's ZYP-CODES into Common Stock, the portion so converted (or such lesser amount as corresponds to such Holder's pro rata amount selected for redemption) shall be deemed to constitute the portion of such Holder's ZYP-CODES so selected for redemption.

Section 403 Applicability of Article. Redemption of the ZYP-CODES at the option of the Company or otherwise, as permitted or required by any provision of the ZYP-CODES or this Supplemental Indenture, shall be made in accordance with such provision, Article Eleven of the Indenture and this Article IV.

                                   ARTICLE V
                REPURCHASE OF ZYP-CODES AT THE OPTION OF HOLDERS

Section 501 Repurchase Rights.

         (a) On March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011
and March 13, 2016, each Holder shall have the right (each, an "Optional Repurchase Right"), at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's ZYP-CODES, or any portion of the Principal Amount thereof that is equal to any integral multiple of $1,000 (provided, that no single ZYP-CODES may be repurchased in part unless the portion of the Principal Amount of such ZYP-CODES to be Outstanding after such repurchase is equal to an integral multiple of $1,000), at a price equal to 100% of the Principal Amount of the ZYP-CODES to be repurchased (the "Optional Repurchase Price"), plus accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, to, but excluding, March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011 and March 13, 2016, as the case may be; provided, however, that installments of interest, if any, including Liquidated Damages, if any, and Contingent Interest, if any, on ZYP-CODES that are due and payable on March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011 or March 13, 2016, as the
case may be, shall be payable in cash to the Holders of such ZYP-CODES, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to their terms and the applicable provisions of the Indenture.

         (b) If a Change of Control shall occur, each Holder shall have the right (a "Change of Control Repurchase Right" and, together with the Optional Repurchase Rights, each a "Repurchase Right"), at the Holder's option, but subject to the provisions of Section 502 hereof, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's ZYP-CODES not theretofore called for redemption, or any portion of the Principal Amount thereof that is equal to any integral multiple of $1,000 (provided, that no single ZYP-CODES may be repurchased in part unless the portion of the Principal Amount of such ZYP-CODES to be Outstanding after such repurchase is equal to an integral multiple of $1,000), on the date that is no later than 35 Business Days after the date of the Company Notice given pursuant to Section 502 hereof in connection with such Change of Control (the "Change of Control Repurchase Date" and, together with March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011 and March 13, 2016, each a "Repurchase Date") at a price equal to the 100% of the Principal Amount of the ZYP-CODES to be repurchased (the "Change of Control Repurchase Price" and, together with the "Optional Repurchase Price," each a "Repurchase Price"), plus accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, to, but excluding, the Change of Control Repurchase Date; provided, however, that installments of interest, if any, on ZYP-CODES that mature on or prior to the Change of Control Repurchase Date shall be payable in cash to the Holders of such ZYP-CODES, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 307 of the Indenture. The Change of Control Repurchase Right may not be waived by the Board of Directors.

         (c) Whenever in the Original Indenture, this Supplemental Indenture or Annex A attached hereto there is a reference, in any context, to the principal of any ZYP-CODES as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such ZYP-CODES to the extent that such Repurchase Price is, was or would be so payable at such time, and with respect to the ZYP-CODES express mention of the Repurchase Price in any provision of the Original Indenture or this Supplemental Indenture shall not be construed as excluding the Repurchase Price in those provisions of the Original Indenture or this Supplemental Indenture when such express mention is not made.

Section 502 Notices; Method of Exercising Repurchase Right; Etc.

         (a) In the case of an Optional Repurchase Right, 20 Business Days (or, if with respect to ZYP-CODES put to the Company for purchase on March 13, 2002 the Company elects, in accordance with Section 503 hereof, to pay all or any portion of the Optional Repurchase Price in shares of Common Stock, 30 Business
Days) prior to March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011 or March 13, 2016, as the case may be, the Company, or, at the written request and expense of the Company furnished not less than five Business Days prior to such date, the Trustee, shall give to all Holders of ZYP-CODES notice, in the manner provided in Section 106 of the Original Indenture, of the Optional Repurchase Right (the "Optional Repurchase Company Notice"). In the case of a Change of Control Repurchase Right, unless the Company shall have theretofore called for redemption all of the Outstanding ZYP-CODES, on or prior to the 15th day after the occurrence of a Change of Control, the Company, or, at the written request and expense of the Company prior to or on the 15th day after such occurrence, the Trustee, shall give to all Holders of ZYP-CODES notice, in the manner provided in Section 106 of the Original Indenture, of the occurrence of the Change of Control and of the Repurchase Right set forth herein arising as a result thereof (the "Change of Control Company Notice" and, together with the Optional Repurchase Company Notice, each a "Company Notice"). The Company shall also deliver a copy of such Company Notice of a Repurchase Right to the Trustee.

              Each Company Notice of a Repurchase Right shall state:

                  (1) if with respect to a Change of Control Repurchase Right, briefly, the events causing a Change of Control and the date of such Change of Control;

                  (2) the applicable Repurchase Date;

                  (3) the date by which the Change of Control Repurchase Right or the Optional Repurchase Right must be exercised;

                  (4) the Repurchase Price and accrued and unpaid interest, if any;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6) that ZYP-CODES as to which a Repurchase Notice has been given may be converted only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Article V;

                  (7) the Conversion Price and any adjustments thereto, the date on which the right to convert the principal amount of the ZYP-CODES to be repurchased will terminate and the place where such ZYP-CODES may be surrendered for conversion;

                  (8) a description of the procedures which a Holder must follow to exercise its Repurchase Right and the procedures for withdrawing a Repurchase Notice;

                  (9) that ZYP-CODES must be surrendered to the Paying Agent to collect payment of the Repurchase Price;

                  (10) that the Repurchase Price for any ZYP-CODES as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such ZYP-CODES as described in clause (9);

                  (11) that, unless the Company defaults in paying the Repurchase Price for ZYP-CODES for which a Repurchase Notice has been given and not withdrawn, Liquidated Damages, if any, and Contingent Interest, if any, on such ZYP-CODES will cease to accrue on the Repurchase Date;

                  (12) the CUSIP number(s) of the ZYP-CODES; and

                  (13) if, with respect to the Optional Repurchase Right that is exercisable on March 13, 2002, the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                           (A) state that each Holder will receive Common Stock
                  with a Market Price equal to approximately 111 percent of such specified percentage of the Repurchase Price of the ZYP-CODES held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                           (B) set forth the method of calculating the Market
                  Price of the Common Stock; and

                           (C) state that because the Market Price of the Common
                  Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date. (As used herein, the term Market Price means an amount calculated in the same manner as Discounted Market Price, but without multiplying the applicable average by 90 percent.)

         No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of ZYP-CODES.

         If any of the foregoing provisions or other provisions of this Article V are inconsistent with applicable law, such law shall govern.

         (b) To exercise its Optional Repurchase Right or Change of Control Repurchase Right, as the case may be, a Holder shall:

                  (1) deliver to the Trustee, on or prior to the close of business on the third Business Day immediately preceding March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011 or March 13, 2016,
         as the case may be, in the case of an Optional Repurchase Right, or on or prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date, in the case of a Change of Control Repurchase Right, written notice ("Repurchase Notice") stating the certificate number, if any, of the ZYP-CODES which the Holder will deliver to be repurchased, the portion of the Principal Amount of the ZYP-CODES to be repurchased, which portion must be $1,000 or an integral multiple of $1,000, and that such ZYP-CODES shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the ZYP-CODES and this Supplemental Indenture;

                  (2) deliver to the Paying Agent, prior to, on or after the Repurchase Date, the ZYP-CODES with respect to which the Repurchase Right is being exercised (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this
         Section 502 only if the ZYP-CODES so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice; and

                  (3) if, with respect to the Optional Repurchase Right that is effective on March 13, 2002, the Company has elected to pay the applicable Repurchase Price (or any portion thereof) in shares of Common Stock, but the Repurchase Price is ultimately to be paid to the Holder entirely in cash because any of the conditions to payment of the Repurchase Price (or any portion thereof) in Common Stock set forth in the fourth paragraph of Section 505 are not satisfied prior to the close of business on March 13, 2002, advise the Company in the Holder's Repurchase Notice whether such Holder elects:

                           (A) to withdraw the Repurchase Notice as to some or
                  all of the ZYP-CODES to which it relates; or

                           (B) to receive cash in such event in respect of the
                  entire Repurchase Price for all ZYP-CODES or portions of ZYP-CODES subject to such Repurchase Notice.

         If the Holder fails to indicate the Holder's choice with respect to the election described in this clause (3), the Holder shall be deemed to have elected to receive cash in respect of the entire Repurchase Price for all ZYP-CODES subject to such Holder's Repurchase Notice.

         (c) Notwithstanding anything herein to the contrary, any Holder delivering a Repurchase Notice as contemplated by this Section 502 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date by delivery to the Trustee of a written notice of withdrawal stating the certificate number, if any, of the ZYP-CODES in respect of which such notice of withdrawal is being delivered, the principal amount of the ZYP-CODES with respect to which such notice of withdrawal is being delivered, and the principal amount, if any, of the ZYP-CODES which remains subject to the original Repurchase Notice and which the Holder has, or will, deliver to be repurchased.

         The Trustee shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 503 The Company's Right to Elect Manner of Payment of Repurchase Price.

         (a) The Repurchase Price of ZYP-CODES in respect of which a Repurchase Notice in respect of an Optional Repurchase Right has been given will be paid by the Company in cash, except that, with respect to an Optional Repurchase Right the exercise of which is effective on March 13, 2002, the Repurchase Price of ZYP-CODES in respect of such ZYP-CODES may, at the election of the Company in its sole discretion, be paid by the Company with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 503 and in Section 505 hereof. With respect to the Optional Repurchase Company Notice for the Optional Repurchase Right the exercise of which is effective on March 13, 2002, the Company shall designate, in the applicable Optional Repurchase Company Notice delivered pursuant to Section 502 hereof, whether the Company will purchase the ZYP-CODES for cash or Common Stock, or, if a combination thereof, the percentages of the Repurchase Price of ZYP-CODES in respect of which it will pay in cash and Common Stock; provided, however, that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all ZYP-CODES subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose ZYP-CODES are purchased pursuant to this Article V in respect of such Optional Repurchase Right the exercise of which is effective on March 13, 2002 shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such ZYP-CODES, except (i) as provided in
Section 505 with regard to the payment of cash in lieu of fractional Common Stock and (ii) if the Company is unable to purchase the ZYP-CODES of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the ZYP-CODES of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 503 or pursuant to Section 505 hereof in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

         (b) Not less than five Business Days before the date the Company Notice is furnished, the Company shall deliver an Officer's Certificate to the Trustee specifying:

                  (1) the manner of payment selected by the Company;

                  (2) the information required by Section 502(a) hereof;

                  (3) if, with respect to the Optional Repurchase Right the exercise of which is effective on March 13, 2002, the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in
         Section 505 hereof have been or will be complied with; and

                  (4) whether the Company desires the Trustee to give the Company Notice required by Section 502(a) hereof.

Section 504 Purchase With Cash. On each Repurchase Date in respect of an Optional Repurchase Right, at the option of the Company, the Repurchase Price of ZYP-CODES in respect of which a Repurchase Notice pursuant to Section 502(b) hereof has been given, or a specified percentage thereof (which shall not be less than 10%), may be paid by the Company with cash equal to the aggregate Repurchase Price of such ZYP-CODES. If the Company elects to purchase ZYP-CODES with cash, the Company Notice, as provided in Section 502 hereof, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Repurchase Date (the "Company Notice Date").

Section 505 Payment by Issuance of Common Stock. On each Repurchase Date in respect of the Optional Repurchase Right the exercise of which is effective on March 13, 2002, at the option of the Company, the Repurchase Price of ZYP-CODES in respect of which a Repurchase Notice pursuant to Section 502(b) hereof has been given, or a specified percentage thereof, may be paid by the Company by the issuance to the Holder(s) of such ZYP-CODES of a number of shares of Common Stock equal to the quotient obtained by dividing (a) the amount of cash to which the Holder(s) would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such ZYP-CODES in cash by (ii) the "Discounted Market Price"(as defined below) of a share of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue any fractional shares of Common Stock in payment of the Repurchase Price. Instead the Company will pay cash for the pro rata value of the fractional share, which shall be calculated in accordance with the next sentence of this paragraph. The pro rata value of a fraction of a share of Common Stock shall be determined by multiplying the Discounted Market Price by such fraction and rounding the product to the nearest whole cent with one-half cent being rounded upwards. If a Holder elects to have more than one ZYP-CODES repurchased, the number of shares of Common Stock shall be based on the aggregate amount of ZYP-CODES to be repurchased.

         If, with respect to the Optional Repurchase Right, the exercise of which is effective on March 13, 2002, the Company elects to purchase a percentage of the ZYP-CODES pursuant to this Article V by the issuance of Common Stock, the Company Notice, as provided in Section 502(b), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than 30 Business Days prior to the Repurchase Date.

         The Company's right, with respect to the Optional Repurchase Right, the exercise of which is effective on March 13, 2002, to exercise its election to purchase a percentage of the ZYP-CODES pursuant to this Article V by issuing shares of Common Stock shall be conditioned upon:

                  (1) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the ZYP-CODES with Common Stock as provided herein;

                  (2) the registration of the Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

                  (3) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (4) the receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of a percentage of the Repurchase Price in respect of ZYP-CODES have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of the ZYP-CODES, will be validly issued, fully paid and nonassessable and, to such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) and
         (iii) above and the condition set forth in the second sentence of the immediately following paragraph have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

         Such Officer's Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of ZYP-CODES, the Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Discounted Market Price is calculated and ending three Business Days prior to the applicable Repurchase Date (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day) and the cash to be paid for each $1,000 Principal Amount of ZYP-CODES. With respect to the Optional Repurchase Right the exercise of which is effective on March 13, 2002, the Company may pay the Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Discounted Market Price is published in The Wall Street Journal or another daily newspaper of national circulation.

If the conditions set forth in this paragraph and the immediately preceding paragraph are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the ZYP-CODES pursuant to this Article V through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the ZYP-CODES of such Holder or Holders in cash.

         The term "Discounted Market Price" as used in this Section 505 means 90 percent of the average of the volume weighted daily average Sale Prices (as defined below) of the Common Stock for the 20 Trading Days ending on the Business Day immediately prior to the applicable Repurchase Date (or, if such Business Day immediately prior to the Repurchase Date is not a Trading Day, the 20 Trading Day period will end on the last Trading Day ending immediately prior to the Business Day immediately preceding the Repurchase Date), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Repurchase Date, of any event described in Section 303.

         The term "Sale Price" of the Common Stock as used in this Section 505 on any date as used in this Section means the per share sale price on such date as reported in the composite transactions during normal trading hours for the principal United States securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or its successors.

Section 506 Covenants of the Company. All Common Stock delivered upon purchase of the ZYP-CODES shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its reasonable efforts to list for trading or cause to have quoted any Common Stock to be issued to purchase ZYP-CODES on the principal national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed for trading or quoted.

         If shares of Common Stock are delivered to repurchase ZYP-CODES or any specified percentage thereof in accordance with this Article V, the delivery of such shares of Common Stock (and cash in lieu of fractional shares) will constitute satisfaction in full of our obligation to pay the ZYP-CODES (or the specified percentage thereof) and any accrued and unpaid Liquidated Damages and Contingent Interest associated therewith.

Section 507 Procedure Upon Repurchase. The Company shall deposit cash (in respect of a cash purchase or for fractional shares of Common Stock, as applicable), or a combination of Common Stock and cash, as applicable.

         (a) If a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall, prior to 10:00 a.m. (local time in the City of New York) on the Business Day following the Repurchase Date, deposit with the Trustee or the Paying Agent an amount of cash sufficient to pay the aggregate Repurchase Price, together with accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, to, but excluding, the Repurchase Date, of all ZYP-CODES as to which the Repurchase Right has been exercised pursuant to this
Article V. Any repurchase by the Company contemplated pursuant to the provisions of this Section 507 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the ZYP-CODES;

         (b) If any ZYP-CODES (or portion thereof) surrendered for repurchase shall not be so paid in accordance with Section 507(a) hereof, the Principal Amount of such ZYP-CODES (or portion thereof, as the case may be) shall not bear interest (other than Liquidated Damages, if any, or Contingent Interest, if any) from the later of the Repurchase Date and the time of delivery of the ZYP-CODES at the rate specified in Section 204 hereof, but each such ZYP-CODES shall remain convertible, subject to Article III hereof, into shares of Common Stock until the Principal Amount of such ZYP-CODES (or portion thereof, as the case may be) shall have been paid or duly provided for.

         (c) Any ZYP-CODES which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new ZYP-CODES or ZYP-CODES, containing identical terms and conditions, each in an authorized denomination in aggregate Principal Amount equal to and in exchange for the unrepurchased portion of the Principal Amount of the ZYP-CODES so surrendered.

         (d) All ZYP-CODES delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Original Indenture.

Section 508 Covenant to Comply With Securities Laws Upon Repurchase of ZYP-CODES. When complying with the provisions of Section 502 hereof (provided, that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 under the Exchange Act (or any successor provision thereto)) at the time of such offer or repurchase, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO under the Exchange Act (or any successor schedule, form or report) and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 502 hereof to be exercised in the time and in the manner specified in such Section 502.

Section 509 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remains unclaimed, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 507 exceeds the aggregate Repurchase Price of the ZYP-CODES or portions thereof which the Company is obligated to repurchase, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date the Trustee shall return any excess to the Company, together with interest or dividends, if any, thereon. After that, Holders entitled to cash or Common Stock must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such cash or Common Stock shall thereupon cease.

                                   ARTICLE VI
                                  MISCELLANEOUS

Section 601 Effective Date. This Supplemental Indenture shall be effective as of the date first above written.

Section 602 Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture with respect to the ZYP-CODES only.

Section 603 General Definitions. For all purposes of this Supplemental
Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

         (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture.

Section 604 Adoption, Ratification and Confirmation. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and, as provided in the Original Indenture, this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith.

Section 605 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA
Section 318(c), the imposed duties shall control.

Section 606 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE ZYP-CODES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 607 Severability. In case any provision in this Supplemental Indenture or in the ZYP-CODES shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

Section 608 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 609 Successors. All agreements of the Company in this Supplemental Indenture and the ZYP-CODES shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 610 Table of Contents, Headings, etc. The table of contents, cross-reference table and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 611 Benefit of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 612 Acceptance by Trustee. The Trustee accepts the amendments to the Original Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Original Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Original Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company, and except as provided in the Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of the ZYP-CODES or of the proceeds thereof.

         IN WITNESS WHEREOF, said ANADARKO PETROLEUM CORPORATION has caused this Supplemental Indenture to be duly executed in its corporate name by its Chairman of the Board, or its President or one of its Vice Presidents, and said THE BANK OF NEW YORK has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents as of the day and year first written above.

                                        ANADARKO PETROLEUM CORPORATION


                                        By: /s/ Albert L. Richey
                                            -----------------------------------
                                        Name: Albert L. Richey
                                             ----------------------------------
                                        Title: Vice President and Treasurer
                                              ---------------------------------


                                        THE BANK OF NEW YORK, AS TRUSTEE


                                        By: /s/ Barbara A. Bevelaqua
                                            -----------------------------------
                                        Name: Barbara A. Bevelaqua
                                              ---------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                                                       ANNEX A-1

                           [FORM OF FACE OF SECURITY]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.](1)

         [THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED OR SOLD.

         [BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES ACQUIRING THE SECURITY IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) TO A NON-U.S. PERSON OUTSIDE THE UNITES STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933,
(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE) SUCH

--------

(1) These paragraphs should be included only if the Security is a Global
Security.



                               Annex A-1 - Page 1

CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANADARKO MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.](2)

----------
(2) [These paragraphs to be included only if the Security is a Transfer Restricted Security.]




                               Annex A-1 - Page 2

                         ANADARKO PETROLEUM CORPORATION

    ZERO YIELD PUTTABLE CONTINGENT DEBT SECURITIES (ZYP-CODES(SM)) DUE 2021

Issue Date:  March _____, 2001                   Stated Maturity: March 13, 2021
                                                 CUSIP No.:  032511AQO
Principal Amount:  $
                    ---------
No.:
      ----------

         ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _________ DOLLARS ($_____________) [or such greater or lesser amount as is indicated on the Schedule of Exchanges on the other side of this Security](3) on March 13, 2021. The principal of this Security shall not bear interest, except for Liquidated Damages, if any, and Contingent Interest, if any. This Security is convertible, redeemable and subject to purchase, in each case as specified on the other side of this Security.

         Payment of the principal of and interest, if any, on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Interest, if any, including Liquidated Damages, if any, and Contingent Interest, if any, that may accrue and be payable will be paid semi-annually on March 1 and September 1 of each year (each, an "Interest Payment Date"), commencing September 1, 2001, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Security) is registered in the Security Register at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15, as the case may be, next preceding such Interest Payment Date.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly signed manually or by facsimile by an authorized officer.

Dated:
        -----------------

                                                 ANADARKO PETROLEUM CORPORATION


                                                 By:
                                                     --------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------
ATTESTED:


-----------------------------------                        [SEAL]
Name:
      -----------------------------
Title:  Corporate Secretary


----------

(3) [This language to be included only if the Security is a Global Security.]




                               Annex A-1 - Page 3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK, as Trustee



                                          By:
                                             ----------------------------------
                                                   Authorized Signatory



                               Annex A-1 - Page 4

                         [FORM OF REVERSE SIDE OF NOTE]

                         ANADARKO PETROLEUM CORPORATION

    ZERO YIELD PUTTABLE CONTINGENT DEBT SECURITIES (ZYP-CODES(SM)) DUE 2021

         SECTION 1. General. This Security is one of a duly authorized issue of debt securities (the "Securities") of the Company (herein called the "Notes" or "ZYP-CODES"), issued in one or more series under an Indenture, dated as of March 9, 2001, as supplemented by the First Supplemental Indenture, dated as of March 13, 2001 (including the First Supplemental Indenture, the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the ZYP-CODES and of the terms upon which the ZYP-CODES are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated on the face hereof as "Zero Yield Puttable Contingent Debt Securities (ZYP-CODES(SM)) due 2021" limited to $650.0 million in aggregate principal amount. The terms, conditions and provisions of the ZYP-CODES are those stated in the Indenture, those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of the Indenture shall govern. All terms used in this Note which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         SECTION 2. Interest and Payments. This Note will not bear interest except as set forth below or in Section 2.04 of the Indenture. The ZYP-CODES will bear Liquidated Damages as and to the extent specified in Section 3 of the Registration Rights Agreement.

         Contingent Interest will accrue on this Note during any six-month period from March 1 to August 31 and from September 1 to February 28 or February 29, as appropriate, commencing September 1, 2001, under the conditions specified in the Indenture at a rate equal the greater of (i) a per annum rate equal to 5.0% of the Company's estimated per annum borrowing rate for senior non-convertible, fixed rate Indebtedness with a Stated Maturity comparable to this Note and (ii) 0.33% per annum.

         Liquidated Damages, if any, and Contingent Interest, if any, on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Stated Maturity. Except as provided below, interest will be paid (i) if this Note is represented by one or more Global Securities, to DTC in immediately available funds, (ii) if this Note is represented by one or more Certificated Securities having an aggregate principal amount at Stated Maturity of $5,000,000 or less by check mailed to the Holders of such ZYP-CODES and (iii) if this Note is represented by one or more certificated ZYP-CODES having an aggregate principal amount at Stated Maturity of more than $5,000,000 by wire transfer in immediately available funds at the election of the Holders of such ZYP-CODES. Principal will be paid (i) if this ZYP-CODES is represented by one or more Global Securities, to DTC in immediately available funds or (ii) if this Note is represented by one or more Certificated Securities, at our office or agency in New York City, which initially will be the office or agency of the Trustee in New York City.

         Contingent Interest on this Note that may be payable, if any, will be computed and paid (i) for any full semi-annual period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

         Except as provided below, if any Note is surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Note shall not be entitled to receive the Liquidated Damages, if any, and Contingent Interest, if any, that has accrued on such Note since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with Indenture, all accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, on such Note shall be deemed to have been paid in full.

                               Annex A-1 - Page 5

         If any ZYP-CODES is surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except ZYP-CODES called for redemption on a Redemption Date between such Regular Record Date and Interest Payment Date), the Holder of such ZYP-CODES at the close of business on such Regular Record Date shall be entitled to receive the interest payable, if any, on such ZYP-CODES on such Interest Payment Date notwithstanding the conversion thereof. Any ZYP-CODES surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of ZYP-CODES which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the interest, if any, payable on such Interest Payment Date on the ZYP-CODES being surrendered for conversion. Except as provided in this
Section 2 or in the Indenture, no adjustments in respect of payments of interest, including Liquidated Damages, if any, and Contingent Interest, if any, on any Note surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any ZYP-CODES.

         All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

         If an Interest Payment Date or Stated Maturity for this ZYP-CODES, if any, falls on a day that is not a Business Day, payment of principal and interest, if any, to be made on such day with respect to this ZYP-CODES will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

         Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the ZYP-CODES may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         SECTION 3. Ranking. The ZYP-CODES shall be general, unsecured, unsubordinated obligations of the Company.

         SECTION 4. Redemption. This ZYP-CODES is subject to redemption at the option of the Company at any time on or after March 13, 2006, in whole or from time to time in part, in Principal Amount increments of $1,000 or an integral multiple of $1,000 (provided that any remaining Principal Amount hereof shall be an authorized denomination), at a Redemption Price equal to 100% of the Principal Amount, plus accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, to, but excluding, the Redemption Date. However, payments due with respect to this ZYP-CODES on or prior to the Redemption Date will be payable to the Holder of this ZYP-CODES of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, not less than 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. If this ZYP-CODES is redeemed in part only, this ZYP-CODES will be cancelled and a new ZYP-CODES or ZYP-CODES representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

         SECTION 5. Conversion. Subject to compliance with the provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's ZYP-CODES (or any portion of the Principal Amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion.

                               Annex A-1 - Page 6

         A ZYP-CODES in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such ZYP-CODES may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Price is $100.72, subject to adjustment in certain events described in the Indenture. The Company from time to time may voluntarily reduce the Conversion Price.

         To surrender a ZYP-CODES for conversion, a Holder must (i) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (ii) surrender the ZYP-CODES to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents and (iv) pay any transfer or similar tax, if required.

         No fractional shares of Common Stock shall be issued upon conversion of any ZYP-CODES. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such ZYP-CODES, the Company shall pay a cash adjustment as provided in the Indenture.

         No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture.

         If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a ZYP-CODES into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person.

         SECTION 6. Repurchase By the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture and at the option of the Holder, on March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011 and
March 13, 2016, the Company shall become obligated to purchase all of such Holder's ZYP-CODES, or any portion of the Principal Amount thereof that is equal to any integral multiple of $1,000, at a Repurchase Price equal to 100% of the Principal Amount of the ZYP-CODES to be repurchased, plus accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, to, but excluding, March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011 or March 13,
2016, as the case may be. In addition, subject to the terms and conditions of the Indenture and at the option of the Holder, following the occurrence of a Change of Control, the Company shall become obligated to purchase all of such Holder's ZYP-CODES, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, on the date that is 35 Business Days after the date of the Company Notice given in connection with such Change of Control at a Repurchase Price equal to 100% of the principal amount of the ZYP-CODES to be repurchased, plus accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, to, but excluding, the Change of Control Repurchase Date.

         To exercise such Optional Repurchase Right or Change of Control Repurchase Right, as the case may be, a Holder shall deliver to the Trustee a Repurchase Notice containing the information set forth in the Indenture, at any time on or prior to the close of business on the date that is 20 Business Days prior to the applicable Repurchase Date, and shall deliver to the Paying Agent the ZYP-CODES to be repurchased as set forth in the Indenture.

         Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         SECTION 7. Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the ZYP-CODES each beneficial holder of ZYP-CODES will be deemed to have agreed, for United States federal income tax purposes (i) to treat the ZYP-CODES as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Debt Regulations") and, for purposes of the Contingent Debt Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the ZYP-CODES as a contingent payment and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Debt Regulations, with respect to the ZYP-CODES. For purposes of the foregoing, the Company's determination of the "comparable yield" is 6.98% per annum, compounded semi-annually, and the Company's determination of the "projected payment schedule" is as set forth in


                               Annex A-1 - Page 7

Exhibit A to the First Supplemental Indenture. A Holder of ZYP-CODES may also obtain the comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: Anadarko Petroleum Corporation, 17001 North Chase Drive, Houston, Texas 77063, Attention:
Treasurer or Assistant Treasurer.

         SECTION 8. Paying Agent, Conversion Agent and Security Registrar. Initially, The Bank of New York will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Security Registrar without notice, other than notice to the Trustee; provided, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Security Registrar.

         SECTION 9. Sinking Fund. This Note is not subject to a sinking fund.

         SECTION 10. Events of Default. If any Event of Default with respect to ZYP-CODES shall occur and be continuing, the principal of all the ZYP-CODES may be declared due and payable in the manner and with the effect provided in the Indenture.

         SECTION 11. Modification or Waiver; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the ZYP-CODES at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding ZYP-CODES. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding ZYP-CODES, on behalf of the Holders of all ZYP-CODES, to waive, with respect to the ZYP-CODES, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this ZYP-CODES will be conclusive and binding upon such Holder and upon all future Holders of this ZYP-CODES and of any ZYP-CODES issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this ZYP-CODES.

         No reference herein to the Indenture and no provision of this ZYP-CODES or of the Indenture will alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, and premium, if any, and interest on this ZYP-CODES at the times, places and rates herein prescribed and to convert this ZYP-CODES in accordance with the Indenture.

         SECTION 12. Discharge, Legal Defeasance and Covenant Defeasance. The provisions contained in the Indenture relating to defeasance at any time of (a) the entire indebtedness of the Company on this ZYP-CODES and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, will not apply to this ZYP-CODES. The provisions contained in Section 401(1)(B)(ii) and (iii) of the Indenture relating to discharge prior to Stated Maturity and redemption shall not apply to the ZYP-CODES.

         SECTION 13. Authorized Denominations. The ZYP-CODES are issuable only in global or certificated registered form, without coupons, in Principal Amount denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the ZYP-CODES are exchangeable for a like aggregate Principal Amount of ZYP-CODES with a like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

         SECTION 14. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his


                               Annex A-1 - Page 8
attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         SECTION 15. Owners. Prior to due presentment of this ZYP-CODES for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

         SECTION 16. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

         SECTION 17. Indenture to Control; Governing Law. In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 18. Defined Terms. All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include the ZYP-CODES.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN - as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT - Uniform Gifts to Minors Act (State)

         Additional abbreviations may also be used though not in the above list.



                               Annex A-1 - Page 9

                                CONVERSION NOTICE

         The undersigned Holder of this Note hereby irrevocably exercises the option to convert this ZYP-CODES, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, into shares of common stock, par value $0.10 per share (the "Common Stock"), of Anadarko Petroleum Corporation, in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted portion of the principal amount hereof, be issued and delivered to, and be registered in the name of, the undersigned, unless a different name has been indicated below. If shares of Common Stock or any portion of this Note not converted are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) the signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

         To convert this ZYP-CODES into Common Stock of the Company, check the box: [ ]

         To convert only part of this ZYP-CODES, state the Principal Amount to be converted (must be $1,000 or a multiple of $1,000): $____________.

         If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
           (Insert other person's social security or tax I.D. number)


--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)


Your Signature:                                           Date:
               -------------------------------                 -----------------
       (Sign exactly as your name appears on the other side of this Security)


*Signature guaranteed by:
                           -----------------------------------------------------

By:
   --------------------------

Dated:


----------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.



                               Annex A-1 - Page 10

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

         (1) Pursuant to Article V of the First Supplemental Indenture, dated as of March 13, 2001, to the Indenture, the undersigned hereby requests and instructs the Company to repurchase this ZYP-CODES, or any portion of the Principal Amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, in accordance with the terms and conditions specified in such Article V.

         (2) The undersigned hereby directs the Trustee or the Company to pay the undersigned the Repurchase Price as provided in the Indenture.

         (3) The undersigned elects (check one):

         [ ] to receive the Repurchase Price with respect to the following portions of the following ZYP-CODES:

              ZYP-CODES certificate number:
                                           ----------------------

              Principal amount to be repurchased (if less than all): $
                                                                      ----------

              Remaining principal amount after repurchase: $
                                                            ---------------

         [ ] to receive the Repurchase Price with respect to the full principal amount of all of the ZYP-CODES that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive the Repurchase Price for the full principal amount of all of the ZYP-CODES subject to this notice.

Your Signature:                                             Date:
                ------------------------------------------       ---------------
      (Sign exactly as your name appears on the other side of this Security)


*Signature guaranteed by:
                         -------------------------------------------------------

By:
   ------------------------------------------

If only a portion of this Note is to be repurchased, please indicate:

1. Principal amount to be repurchased: $
                                        -------------

2. Remaining principal amount after repurchase: $
                                                 --------------

Social Security or Other Taxpayer Identification Number:
                                                        ------------------------


----------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.


                              Annex A-1 - Page 11

                      SCHEDULE OF EXCHANGES OF SECURITIES*

         The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:


                                                 AMOUNT OF DECREASE IN                   AMOUNT OF INCREASE
                                                  PRINCIPAL AMOUNT OF                  IN PRINCIPAL AMOUNT OF
          DATE OF TRANSACTION                    THIS GLOBAL SECURITY                    THE GLOBAL SECURITY
          -------------------                   ----------------------                 -----------------------




----------

* This Schedule should be included only if the Security is a Global Security.



                               Annex A-1 - Page 12

     CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER
                           OF RESTRICTED SECURITIES*

         Re: Zero Yield Puttable Contingent Debt Securities (ZYP-CODES(SM)) due 2021 (the "ZYP-CODES") of Anadarko Petroleum Corporation

         This certificate relates to $__________ Principal Amount of ZYP-CODES owned in (check applicable box):

              book-entry or

              definitive form

by                             (the "Transferor").
   ----------------------------

         The Transferor has requested a Security Registrar or the Trustee to exchange or register the transfer of such Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 102 of the First Supplemental Indenture dated as of March 13, 2001 to the Indenture, dated as of March 9, 2001 (as so amended and supplemented, the "Indenture"), between Anadarko Petroleum Corporation and The Bank of New York, as Trustee.

         In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1) to the Transferor in an exchange for an equal Principal Amount of ZYP-CODES of other denominations as set forth in the attached instruction; or

         (2)      to the Company; or

         (3) pursuant to an effective registration statement under the Securities Act of 1933; or

         (4) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (5) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (6) pursuant to an exemption from the registration requirements of the Securities Act of 1933 in accordance with Rule 144 under the Securities Act of 1933, or pursuant to another available exemption from the registration requirements of the Securities Act of 1933 (other than pursuant to

----------

* This certificate should only be included if this Security is a Transfer Restricted Security.




                               Annex A-1 - Page 13

                  Rule 144A or Rule 144 under the Securities Act of 1933) as a result of which such ZYP-CODES shall cease to be a restricted security within the meaning of Rule 144.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                  ---------------------------------------------
                                  Signature

Signature Guarantee:

-------------------------------   ---------------------------------------------
Signature must be guaranteed      Signature

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this ZYP-CODES for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
      -------------------------   ---------------------------------------------
                                  NOTICE: To be executed by an executive officer




                               Annex A-1 - Page 14

                                                                       ANNEX A-2

            [FORM OF FACE OF REGULATION S TEMPORARY GLOBAL SECURITY]

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED OR SOLD.

         BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES ACQUIRING THE SECURITY IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) TO A NON-U.S. PERSON OUTSIDE THE UNITES STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933,
(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT


                               Annex A-2 - Page 1

THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANADARKO MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                               Annex A-2 - Page 2

                         ANADARKO PETROLEUM CORPORATION

    ZERO YIELD PUTTABLE CONTINGENT DEBT SECURITIES (ZYP-CODES(SM)) DUE 2021

Issue Date:  March _____, 2001                   Stated Maturity: March 13, 2021
                                                 CUSIP No.:
Principal Amount:  $                                        -------------------
                    -----------
No.:
    -----------

         ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of _________ DOLLARS ($_____________) [or such greater or lesser amount as is indicated on the Schedule of Exchanges on the other side of this Security](4) on March 13, 2021. The principal of this Security shall not bear interest, except for Liquidated Damages, if any, and Contingent Interest, if any. This Security is convertible, redeemable and subject to purchase, in each case, as specified on the other side of this Security.

         Payment of the principal of and interest, if any, on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Interest, if any, including Liquidated Damages, if any, and Contingent Interest, if any, that may accrue and be payable will be paid semi-annually on March 1 and September 1 of each year (each, an "Interest Payment Date"), commencing September 1, 2001, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Security) is registered in the Security Register at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15, as the case may be, next preceding such Interest Payment Date.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly signed manually or by facsimile by an authorized officer.

Dated:
        ------------------------------------

                                                 ANADARKO PETROLEUM CORPORATION


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------
ATTESTED:

-----------------------------                                  [SEAL]
Name:
      -----------------------
Title:  Corporate Secretary



----------
(4)  [This language to be included only if the Security is a Global Security.]



                               Annex A-2 - Page 3

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK, as Trustee



                                           By:
                                              ---------------------------------
                                                    Authorized Signatory




                               Annex A-2 - Page 4

                         [FORM OF REVERSE SIDE OF NOTE]

                         ANADARKO PETROLEUM CORPORATION

     ZERO YIELD PUTTABLE CONTINGENT DEBT SECURITIES (ZYP-CODES(SM)) DUE 2021

         SECTION 1. General. This Security is one of a duly authorized issue of debt securities (the "Securities") of the Company (herein called the "Notes" or "ZYP-CODES"), issued in one or more series under an Indenture, dated as of March 9, 2001, as supplemented by the First Supplemental Indenture, dated as of March 13, 2001 (including the First Supplemental Indenture, the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the ZYP-CODES and of the terms upon which the ZYP-CODES are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated on the face hereof as "Zero Yield Puttable Contingent Debt Securities (ZYP-CODES(SM)) due 2021" limited to $650.0 million in aggregate principal amount. The terms, conditions and provisions of the ZYP-CODES are those stated in the Indenture, those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of the Indenture shall govern. All terms used in this Note which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         SECTION 2. Interest and Payments. This Note will not bear interest except as set forth below or in Section 2.04 of the Indenture. The ZYP-CODES will bear Liquidated Damages as and to the extent specified in Section 3 of the Registration Rights Agreement.

         Contingent Interest will accrue on this Note during any six-month period from March 1 to August 31 and from September 1 to February 28 or February 29, as appropriate, commencing September 1, 2001, under the conditions specified in the Indenture at a rate equal the greater of (i) a per annum rate equal to 5.0% of the Company's estimated per annum borrowing rate for senior non-convertible, fixed rate Indebtedness with a Stated Maturity comparable to this Note and (ii) 0.33% per annum.

         Liquidated Damages, if any, and Contingent Interest, if any, on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Stated Maturity. Except as provided below, interest will be paid (i) if this Note is represented by one or more Global Securities, to DTC in immediately available funds, (ii) if this Note is represented by one or more Certificated Securities having an aggregate principal amount at Stated Maturity of $5,000,000 or less by check mailed to the Holders of such ZYP-CODES and (iii) if this Note is represented by one or more certificated ZYP-CODES having an aggregate principal amount at Stated Maturity of more than $5,000,000 by wire transfer in immediately available funds at the election of the Holders of such ZYP-CODES. Principal will be paid (i) if this ZYP-CODES is represented by one or more Global Securities, to DTC in immediately available funds or (ii) if this Note is represented by one or more Certificated Securities, at our office or agency in New York City, which initially will be the office or agency of the Trustee in New York City.

         Contingent Interest on this Note that may be payable, if any, will be computed and paid (i) for any full semi-annual period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

         Except as provided below, if any Note is surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Note shall not be entitled to receive the Liquidated Damages, if any, and Contingent Interest, if any, that has accrued on such Note since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with Indenture, all accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, on such Note shall be deemed to have been paid in full.


                               Annex A-2 - Page 5

         If any ZYP-CODES is surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except ZYP-CODES called for redemption on a Redemption Date between such Regular Record Date and Interest Payment Date), the Holder of such ZYP-CODES at the close of business on such Regular Record Date shall be entitled to receive the interest payable, if any, on such ZYP-CODES on such Interest Payment Date notwithstanding the conversion thereof. Any ZYP-CODES surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of ZYP-CODES which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the interest, if any, payable on such Interest Payment Date on the ZYP-CODES being surrendered for conversion. Except as provided in this
Section 2 or in the Indenture, no adjustments in respect of payments of interest, including Liquidated Damages, if any, and Contingent Interest, if any, on any Note surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any ZYP-CODES.

         All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

         If an Interest Payment Date or Stated Maturity for this ZYP-CODES, if any, falls on a day that is not a Business Day, payment of principal and interest, if any, to be made on such day with respect to this ZYP-CODES will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

         Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the ZYP-CODES may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         SECTION 3. Ranking. The ZYP-CODES shall be general, unsecured, unsubordinated obligations of the Company.

         SECTION 4. Redemption. This ZYP-CODES is subject to redemption at the option of the Company at any time on or after March 13, 2006, in whole or from time to time in part, in Principal Amount increments of $1,000 or an integral multiple of $1,000 (provided that any remaining Principal Amount hereof shall be an authorized denomination), at a Redemption Price equal to 100% of the Principal Amount, plus accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, to, but excluding, the Redemption Date. However, payments due with respect to this ZYP-CODES on or prior to the Redemption Date will be payable to the Holder of this ZYP-CODES of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, not less than 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. If this ZYP-CODES is redeemed in part only, this ZYP-CODES will be cancelled and a new ZYP-CODES or ZYP-CODES representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

         SECTION 5. Conversion. Subject to compliance with the provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's ZYP-CODES (or any portion of the Principal Amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion.


                               Annex A-2 - Page 6

         A ZYP-CODES in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such ZYP-CODES may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Price is $100.72, subject to adjustment in certain events described in the Indenture. The Company from time to time may voluntarily reduce the Conversion Price.

         To surrender a ZYP-CODES for conversion, a Holder must (i) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (ii) surrender the ZYP-CODES to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents and (iv) pay any transfer or similar tax, if required.

         No fractional shares of Common Stock shall be issued upon conversion of any ZYP-CODES. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such ZYP-CODES, the Company shall pay a cash adjustment as provided in the Indenture.

         No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture.

         If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a ZYP-CODES into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person.

         SECTION 6. Repurchase By the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture and at the option of the Holder, on March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011 and
March 13, 2016, the Company shall become obligated to purchase all of such Holder's ZYP-CODES, or any portion of the Principal Amount thereof that is equal to any integral multiple of $1,000, at a Repurchase Price equal to 100% of the Principal Amount of the ZYP-CODES to be repurchased, plus accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, to, but excluding, March 13, 2002, March 13, 2004, March 13, 2006, March 13, 2011 or March 13,
2016, as the case may be. In addition, subject to the terms and conditions of the Indenture and at the option of the Holder, following the occurrence of a Change of Control, the Company shall become obligated to purchase all of such Holder's ZYP-CODES, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, on the date that is 35 Business Days after the date of the Company Notice given in connection with such Change of Control at a Repurchase Price equal to 100% of the principal amount of the ZYP-CODES to be repurchased, plus accrued and unpaid Liquidated Damages, if any, and Contingent Interest, if any, to, but excluding, the Change of Control Repurchase Date.

         To exercise such Optional Repurchase Right or Change of Control Repurchase Right, as the case may be, a Holder shall deliver to the Trustee a Repurchase Notice containing the information set forth in the Indenture, at any time on or prior to the close of business on the date that is 20 Business Days prior to the applicable Repurchase Date, and shall deliver to the Paying Agent the ZYP-CODES to be repurchased as set forth in the Indenture.

         Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         SECTION 7. Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the ZYP-CODES each beneficial holder of ZYP-CODES will be deemed to have agreed, for United States federal income tax purposes (i) to treat the ZYP-CODES as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Debt Regulations") and, for purposes of the Contingent Debt Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the ZYP-CODES as a contingent payment and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Debt Regulations, with respect to the ZYP-CODES. For purposes of the foregoing, the Company's determination of the "comparable yield" is 6.98% per annum, compounded semi-annually, and the Company's determination of the "projected payment schedule" is as set forth in


                               Annex A-2 - Page 7

Exhibit A to the First Supplemental Indenture. A Holder of ZYP-CODES may also obtain the comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: Anadarko Petroleum Corporation, 17001 North Chase Drive, Houston, Texas 77063, Attention:
Treasurer or Assistant Treasurer.

         SECTION 8. Paying Agent, Conversion Agent and Security Registrar. Initially, The Bank of New York will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Security Registrar without notice, other than notice to the Trustee; provided, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Security Registrar.

         SECTION 9. Sinking Fund. This Note is not subject to a sinking fund.

         SECTION 10. Events of Default. If any Event of Default with respect to ZYP-CODES shall occur and be continuing, the principal of all the ZYP-CODES may be declared due and payable in the manner and with the effect provided in the Indenture.

         SECTION 11. Modification or Waiver; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the ZYP-CODES at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding ZYP-CODES. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding ZYP-CODES, on behalf of the Holders of all ZYP-CODES, to waive, with respect to the ZYP-CODES, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this ZYP-CODES will be conclusive and binding upon such Holder and upon all future Holders of this ZYP-CODES and of any ZYP-CODES issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this ZYP-CODES.

         No reference herein to the Indenture and no provision of this ZYP-CODES or of the Indenture will alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, and premium, if any, and interest on this ZYP-CODES at the times, places and rates herein prescribed and to convert this ZYP-CODES in accordance with the Indenture.

         SECTION 12. Discharge, Legal Defeasance and Covenant Defeasance. The provisions contained in the Indenture relating to defeasance at any time of (a) the entire indebtedness of the Company on this ZYP-CODES and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, will not apply to this ZYP-CODES. The provisions contained in Section 401(1)(B)(ii) and (iii) of the Indenture relating to discharge prior to Stated Maturity and redemption shall not apply to the ZYP-CODES.

         SECTION 13. Authorized Denominations. The ZYP-CODES are issuable only in global or certificated registered form, without coupons, in Principal Amount denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the ZYP-CODES are exchangeable for a like aggregate Principal Amount of ZYP-CODES with a like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

         SECTION 14. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his



                               Annex A-2 - Page 8
attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         SECTION 15. Owners. Prior to due presentment of this ZYP-CODES for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

         SECTION 16. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

         SECTION 17. Indenture to Control; Governing Law. In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 18. Defined Terms. All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include the ZYP-CODES.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN - as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT - Uniform Gifts to Minors Act (State)

         Additional abbreviations may also be used though not in the above list.

                               Annex A-2 - Page 9

                                CONVERSION NOTICE

         The undersigned Holder of this Note hereby irrevocably exercises the option to convert this ZYP-CODES, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, into shares of common stock, par value $0.10 per share (the "Common Stock"), of Anadarko Petroleum Corporation, in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted portion of the principal amount hereof, be issued and delivered to, and be registered in the name of, the undersigned, unless a different name has been indicated below. If shares of Common Stock or any portion of this Note not converted are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) the signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

         To convert this ZYP-CODES into Common Stock of the Company, check the box: [ ]

         To convert only part of this ZYP-CODES, state the Principal Amount to be converted (must be $1,000 or a multiple of $1,000): $____________.

         If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
           (Insert other person's social security or tax I.D. number)


--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)


Your Signature:                            Date:
              -------------------------          -----------------
     (Sign exactly as your name appears on the other side of this Security)


*Signature guaranteed by:
                         -----------------------------------------

By:
   ----------------------------

Dated:



----------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.


                               Annex A-2 - Page 10

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

         (1) Pursuant to Article V of the First Supplemental Indenture, dated as of March 13, 2001, to the Indenture, the undersigned hereby requests and instructs the Company to repurchase this ZYP-CODES, or any portion of the Principal Amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, in accordance with the terms and conditions specified in such Article V.

         (2) The undersigned hereby directs the Trustee or the Company to pay the undersigned the Repurchase Price as provided in the Indenture.

         (3) The undersigned elects (check one):

         [ ] to receive the Repurchase Price with respect to the following portions of the following ZYP-CODES:

              ZYP-CODES certificate number:
                                            ---------------------------

              Principal amount to be repurchased (if less than all): $
                                                                      ----------

              Remaining principal amount after repurchase: $
                                                            -------------

         [ ] to receive the Repurchase Price with respect to the full principal amount of all of the ZYP-CODES that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive the Repurchase Price for the full principal amount of all of the ZYP-CODES subject to this notice.

Your Signature:                                            Date:
               ------------------------------------------       ----------------
     (Sign exactly as your name appears on the other side of this Security)


*Signature guaranteed by:
                           -----------------------------------------------------

By:
   ---------------------------------

If only a portion of this Note is to be repurchased, please indicate:

1. Principal amount to be repurchased: $
                                        -----------
2. Remaining principal amount after repurchase: $
                                                 --------------
Social Security or Other Taxpayer Identification Number:
                                                        ------------------------

----------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.



                               Annex A-2 - Page 11

        SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL SECURITIES

         The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:


                                                 AMOUNT OF DECREASE IN                   AMOUNT OF INCREASE
                                                  PRINCIPAL AMOUNT OF                  IN PRINCIPAL AMOUNT OF
          DATE OF TRANSACTION                    THIS GLOBAL SECURITY                   THIS GLOBAL SECURITY
          -------------------                    --------------------                  ----------------------




                               Annex A-2 - Page 12

     CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER
                           OF RESTRICTED SECURITIES*

         Re: Zero Yield Puttable Contingent Debt Securities (ZYP-CODES(SM)) due 2021 (the "ZYP-CODES") of Anadarko Petroleum Corporation

         This certificate relates to $__________ Principal Amount of ZYP-CODES owned in (check applicable box):

         [ ]  book-entry or

         [ ]  definitive form

by                          (the "Transferor").
   -------------------------

         The Transferor has requested a Security Registrar or the Trustee to exchange or register the transfer of such Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 102 of the First Supplemental Indenture dated as of March 13, 2001 to the Indenture, dated as of March 9, 2001 (as so amended and supplemented, the "Indenture"), between Anadarko Petroleum Corporation and The Bank of New York, as Trustee.

         In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1) to the Transferor in an exchange for an equal Principal Amount of ZYP-CODES of other denominations as set forth in the attached instruction; or

         (2)      to the Company; or

         (3) pursuant to an effective registration statement under the Securities Act of 1933; or

         (4) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (5) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (6) pursuant to an exemption from the registration requirements of the Securities Act of 1933 in accordance with Rule 144 under the Securities Act of 1933, or pursuant to another available exemption from the registration requirements of the Securities Act of 1933 (other than pursuant to



----------

* This certificate should only be included if this Security is a Transfer Restricted Security.

                               Annex A-2 - Page 13

                  Rule 144A or Rule 144 under the Securities Act of 1933) as a result of which such ZYP-CODES shall cease to be a restricted security within the meaning of Rule 144.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                                   -----------------------------
                                                   Signature

Signature Guarantee:

-------------------------------------------        -----------------------------
Signature must be guaranteed                       Signature

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this ZYP-CODES for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
     --------------------------   ----------------------------------------------
                                  NOTICE: To be executed by an executive officer



                               Annex A-2 - Page 14

                                    EXHIBIT A

                   PROJECTED PAYMENTS SCHEDULE (PER ZYP-CODES)
                                       FOR
                         ANADARKO PETROLEUM CORPORATION
                       ZERO YIELD PUTTABLE CONTINGENT DEBT
                       SECURITIES (ZYP-CODES(SM)) DUE 2021


                                                  Accreted                           Projected Contg           Total Periodic
                       Period Ending    Year        Value        Coupon Payments         Payments                Payments
                       -------------    ----      --------       ---------------     ---------------           ---------------
                                                                                                                ($1,000.00)
                           9/13/2001     0.5       $1,000.00          $0.00                                        $0.00
                           3/13/2002     1.0       $1,000.00          $0.00                 $0.00                  $0.00
                           9/13/2002     1.5       $1,000.00          $0.00                 $0.00                  $0.00
                           3/13/2003     2.0       $1,000.00          $0.00                 $0.00                  $0.00
                           9/13/2003     2.5       $1,000.00          $0.00                 $0.00                  $0.00
                           3/13/2004     3.0       $1,000.00          $0.00                 $0.00                  $0.00
                           9/13/2004     3.5       $1,000.00          $0.00                 $1.81                  $1.81
                           3/13/2005     4.0       $1,000.00          $0.00                 $1.82                  $1.82
                           9/13/2005     4.5       $1,000.00          $0.00                 $1.82                  $1.82
                           3/13/2006     5.0       $1,000.00          $0.00                 $1.83                  $1.83
                           9/13/2006     5.5       $1,000.00          $0.00                 $1.84                  $1.84
                           3/13/2007     6.0       $1,000.00          $0.00                 $1.85                  $1.85
                           9/13/2007     6.5       $1,000.00          $0.00                 $1.85                  $1.85
                           3/13/2008     7.0       $1,000.00          $0.00                 $1.86                  $1.86
                           9/13/2008     7.5       $1,000.00          $0.00                 $1.87                  $1.87
                           3/13/2009     8.0       $1,000.00          $0.00                 $1.88                  $1.88
                           9/13/2009     8.5       $1,000.00          $0.00                 $1.89                  $1.89
                           3/13/2010     9.0       $1,000.00          $0.00                 $1.90                  $1.90
                           9/13/2010     9.5       $1,000.00          $0.00                 $1.91                  $1.91
                           3/13/2011    10.0       $1,000.00          $0.00                 $1.92                  $1.92
                           9/13/2011    10.5       $1,000.00          $0.00                 $1.93                  $1.93
                           3/13/2012    11.0       $1,000.00          $0.00                 $1.93                  $1.93
                           9/13/2012    11.5       $1,000.00          $0.00                 $1.94                  $1.94
                           3/13/2013    12.0       $1,000.00          $0.00                 $1.94                  $1.94
                           9/13/2013    12.5       $1,000.00          $0.00                 $1.94                  $1.94
                           3/13/2014    13.0       $1,000.00          $0.00                 $1.95                  $1.95
                           9/13/2014    13.5       $1,000.00          $0.00                 $1.95                  $1.95
                           3/13/2015    14.0       $1,000.00          $0.00                 $1.94                  $1.94
                           9/13/2015    14.5       $1,000.00          $0.00                 $1.94                  $1.94
                           3/13/2016    15.0       $1,000.00          $0.00                 $1.93                  $1.93
                           9/13/2016    15.5       $1,000.00          $0.00                 $1.92                  $1.92
                           3/13/2017    16.0       $1,000.00          $0.00                 $1.92                  $1.92
                           9/13/2017    16.5       $1,000.00          $0.00                 $1.93                  $1.93
                           3/13/2018    17.0       $1,000.00          $0.00                 $1.94                  $1.94
                           9/13/2018    17.5       $1,000.00          $0.00                 $1.94                  $1.94
                           3/13/2019    18.0       $1,000.00          $0.00                 $1.95                  $1.95
                           9/13/2019    18.5       $1,000.00          $0.00                 $1.95                  $1.95
                           3/13/2020    19.0       $1,000.00          $0.00                 $1.96                  $1.96
                           9/13/2020    19.5       $1,000.00          $0.00                 $1.96                  $1.96
                           3/13/2021    20.0       $1,000.00          $0.00                 $0.00                $3,826.09

                               Exhibit A - Page 1


Comp Yield Being Used:                                      6.98%
Term of Comp Yield Used (Years):                            20
Contingent Payment:                                         2.50% of then current effective rate per 6-mo. period
Minimum Contingent Payment:                                 0.165% per 6-mo. Period
Timing of First Contg. Payment:                             3.5 years out
Cash Coupon:                                                0.00%
Par Amount of Bond:                                         $1,000.00
Amount of Semi-Annual Coupon:                               $0.00
Projected Value of Conversion Shares:                       $3,826.09
IRR:                                                        6.98%



                               Exhibit A - Page 2

                                    EXHIBIT B

                         ANADARKO PETROLEUM CORPORATION
                 SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

         The undersigned beneficial holder of Zero Yield Puttable Contingent Debt Securities (ZYP-CODES(SM)) due 2021 of Anadarko Petroleum Corporation or shares of Anadarko Petroleum Corporation common stock, par value $0.10 per share (such common stock, together with the debentures, the "registrable securities"), understands that the company has filed or intends to file with the SEC a registration statement on an appropriate form for the registration and resale under Rule 415 of the Securities Act, of the registrable securities in accordance with the terms of the Resale Registration Rights Agreement, dated as of March 13, 2001, between the company and the initial purchaser. A copy of the resale registration rights agreement is available from the company upon request at the address set forth below.

         Each beneficial owner of registrable securities is entitled to the benefits of the resale registration rights agreement. In order to sell or otherwise dispose of any registrable securities pursuant to the shelf registration statement, a beneficial owner of registrable securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of registrable securities and be bound by those provisions of the registration rights agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the shelf registration statement so that such beneficial owners may not be named as selling securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of debentures wishing to include its registrable securities must deliver to the company a properly completed and signed Selling Securityholder Notice and Questionnaire. The company has agreed to pay liquidated damages pursuant to the registration rights agreement under certain circumstances as set forth therein.

         Certain legal consequences arise from being named as a selling securityholder in the shelf registration statement and the related prospectus. Accordingly, holders and beneficial owners of registrable securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the shelf registration statement and the related prospectus.

                                     NOTICE

         The undersigned beneficial owner (the "selling securityholder") of registrable securities hereby gives notice to the company of its intention to sell or otherwise dispose of registrable securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the shelf registration statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the resale registration rights agreement.

         The undersigned hereby provides the following information to the company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

1.   (a) Full legal name of selling securityholder:

     ---------------------------------------------------------------------------

     (b) Full legal name of registered Holder (if not the same as (a) above) through which registrable securities listed in (3) below are held:

     ---------------------------------------------------------------------------

     (c) Full legal name of The Depository Trust Company participant (if applicable and if not the same as (b) above) through which registrable securities listed in (3) below are held:

     ---------------------------------------------------------------------------


                               Exhibit B - Page 1

2.   Address for notices to selling securityholder:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     Telephone (including area code):
                                     -------------------------------------------

     Fax (including area code):
                               -------------------------------------------------

     Contact Person:
                    ------------------------------------------------------------

3.   Beneficial ownership of registrable securities:

     (a) Type and Principal Amount of registrable securities beneficially owned:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     (b) CUSIP No(s). of such registrable securities beneficially owned:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

4. Beneficial ownership of the company securities owned by the selling securityholder:

     Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the company other than the registrable securities listed above in Item (3).

     (a) Type and Amount of other securities beneficially owned by the selling securityholder:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     (b) CUSIP No(s). of such other company securities beneficially owned:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

5.   Relationship with the company:

     Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the company (or its predecessors or affiliates) during the past three years.

     State any exception here:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

6.   Plan of distribution:

     Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the registrable securities listed above in Item (3) pursuant to the shelf registration statement only as follows (if at all): Such registrable securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, in accordance with the registration rights agreement, broker-dealers or agents. If the registrable securities are sold through underwriters or broker-dealers, the selling securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such registrable securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation



                               Exhibit B - Page 2
     service on which the registrable securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the registrable securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the registrable securities and deliver registrable securities to close out such short positions, or loan or pledge registrable securities to broker-dealers that in turn may sell such securities:

     State any exceptions here:

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         The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Registration M thereunder (or any successor rules or regulations), in connection with any offering of registrable securities pursuant to the shelf registration statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         The selling securityholder hereby acknowledges its obligations under the resale registration rights agreement to indemnify and hold harmless certain persons as set forth therein.

         Pursuant to the resale registration rights agreement, the Company has agreed under certain circumstances to indemnify the selling securityholders against certain liabilities.

         In accordance with the undersigned's obligation under the resale registration rights agreement to provide such information as may be required by law for inclusion in the shelf registration statement, the undersigned agrees to promptly notify the company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the shelf registration statement remains effective. All notices hereunder and pursuant to the resale registration rights agreement shall be made in writing at the address set forth below.

         By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the shelf registration statement and the related prospectus. The undersigned understands that such information will be relied upon by the company in connection with the preparation or amendment of the shelf registration statement and the related prospectus.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

                                        Dated:

                                        Beneficial Owner


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


      PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

                         ANADARKO PETROLEUM CORPORATION
                             17001 NORTH CHASE DRIVE
                              HOUSTON, TEXAS 77060



                               Exhibit B - Page 3